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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
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Check the appropriate box:
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Realogy Holdings Corp.
(Name of Registrant as Specified In Its Charter)
___________________________
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NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

A Letter from our Chief Executive Officer
March 18, 2022
Dear Stockholders:
Realogy is in the midst of a pivotal transformation, and 2021 marked a milestone step forward in our journey. In 2021 we gained market share, delivered greater profitability, executed on our strategic priorities, significantly strengthened our balance sheet, and advanced our technology leadership - all of which contributed to the strongest financial results in the company’s history.
In 2022, with the first chapter of our transformation complete, we will move forward to redefine the way people buy and sell homes and harness our powerful momentum to propel growth and innovation as we move Realogy, and the real estate industry, to what’s next.
Record Operating Results
Realogy achieved record performance in 2021. We delivered $902 million in Operating EBITDA, $553 million in free cash flow, impressive homesale transaction volume growth of nearly 30%, and more than 100 basis points of market share gains year-over-year.
With these results, we believe the power of our business model is clear: our full-service franchise, brokerage, and title operations, our mortgage joint venture, and our technology leadership, position Realogy for success as we focus on driving profitable growth while leading the industry into the future.
Improved Capital Structure
We have made tremendous progress on our capital structure over the last several years. Realogy has reduced net debt by approximately $900 million since the end of 2019 and extended $1.9 billion of debt to 2029 and beyond. As a result of our strong performance and proactive moves to strengthen our balance sheet, we delivered an all-time low annual Net Debt Leverage Ratio of 2.4x at December 31, 2021. Having demonstrated considerable debt reduction progress, we are shifting our capital focus in 2022 to investing in and delivering even greater profitable growth. This could include opportunities to fuel the organic growth that has helped us gain share as well as new opportunities for selective M&A in our core business, adjacent businesses, and technology that will further accelerate Realogy’s transformation.
People and Culture
Realogy is operating with an increasingly agile and innovative culture. We continue to be recognized as a home for top talent, earning designation as one of Forbes’ 2021 World’s Best Employers and 2021 World’s Top Female Friendly Companies, one of LinkedIn’s 2021 Top Companies in the U.S., and as a Great Place to Work® for the fourth consecutive year. For the 11th consecutive year, Realogy was once again recognized for our culture of integrity as one of the 2022 World’s Most Ethical Companies® by Ethisphere® Institute.
With a strong focus on diversity, equity, and inclusion in real estate, Realogy continues to pave a path for progress through our corporate environmental, social, and governance (ESG) initiatives. In 2021, we launched new programs to mentor and develop employees of color and to attract and retain diverse talent. We also continued to champion underrepresented communities in real estate, expanding both our Inclusive Ownership Program and What Moves Her initiatives to welcome more entrepreneurs to our industry and extending access to our Fair Housing training course to our industry partners.
This progress is anchored by the influential, diverse, and experienced bench of leaders who drive Realogy’s transformation forward. Last month, we welcomed Melissa McSherry as Realogy’s Chief Operating Officer. With deep product, technology, and digital experience, McSherry serves as a member of our executive leadership team and will drive product, technology, marketing, and customer experience for the enterprise as we accelerate delivery of a more seamless, digital transaction.
Moving to What’s Next
With impressive financial results, strategic execution, and meaningful progress on our capital allocation priorities in 2021, Realogy successfully completed the first chapter of our transformation. As we launch our next chapter, we are actively accelerating our focus on growth and innovation to further simplify and integrate the real estate transaction for consumers. Our portfolio of great brands empowers these strategic objectives, whether through the strength of our luxury brand leadership, the deep synergy in our owned brokerage operations with title and mortgage, or the generally consistent revenue generation of our national franchises over the past few years, all of which is accelerated by Realogy’s technology and innovation. Together, we are enabling affiliated agents and franchisees to deliver customers a better home buying and selling experience as we move real estate to what’s next.
On behalf of our Board of Directors, my senior leadership team, and our employees, thank you for your continued support of and investment in Realogy.
Sincerely,
Ryan M. Schneider
Chief Executive Officer and President

A Letter from our Independent Chairman of the Board
March 18, 2022
To Our Stockholders:
Under CEO Ryan Schneider’s leadership and with full support of the Board, Realogy continued its impressive transformation in 2021. Realogy successfully seized opportunities in a strong and evolving market to continue to bolster our leadership position, redefine the homesale transaction experience to capture more integrated transaction economics, innovate through technology and data, strengthen our capital structure, and invest in significant growth opportunities as we lead the industry into the future.
To complement the substantial progress of the management team, the Board continued to focus on several key areas, including Board Governance; Strategy and Capital Allocation; Corporate Social Responsibility; and Investor Outreach. I’d like to update you on each of these areas.
Board Governance
We take pride in our commitment to good governance with the support of the Nominating & Corporate Governance Committee. The Realogy Board comprises 11 directors, 10 of whom are independent for purposes of New York Stock Exchange listing standards. Consistent with best practices, we continue to be a leader in Board diversity: 27% of Board members are leaders of color and 36% are women - a distinction for which Realogy has been honored multiple times by the Women's Forum of New York. Realogy also prioritizes diversity on our executive leadership team, which includes 64% women and 27% leaders of color, and the Board also supports ongoing efforts to increase diversity across additional leadership levels and throughout the organization.
In March 2021, we welcomed Felicia Williams, Macy’s Fellow for CEO Action for Racial Equity and one of Savoy Magazine’s 2021 Most Influential Black Board Members, to our Board of Directors. A member of our Audit Committee and an Audit Committee Financial Expert, she brings deep financial expertise from her time at Macy’s, including as interim Chief Financial Officer, and Felicia has been an outstanding addition to the Board.

Strategy and Capital Allocation
The Board is actively engaging in the oversight of the Company’s strategy. In addition to regular strategic updates throughout the year, we held a two-day meeting focused on the Realogy Brokerage Group and Realogy Franchise Group businesses in June 2021, as well as separate sessions for Realogy Title Group and Cartus/Realogy Leads Group later in the year. We have diligently provided oversight of the development of the Company's strategic initiatives.
The Board continues to thoughtfully consider the best use of our capital. Through our strong operating performance and balance sheet management, the Company has made major strides in its debt profile. Since 2019, we have reduced debt, lengthened our maturity profile, lowered interest expense, significantly decreased secured debt, and achieved multiple credit rating upgrades.
Given our sustained financial performance and our improved capital structure, our capital allocation priority will now pivot to investing for growth. We also intend to consider returns of capital to stockholders via strategic share repurchases with any remaining available free cash flow. Of course, we remain committed to continuing to deliver efficient debt management.
Corporate Social Responsibility
We are committed to the continued advancement of our environmental, social, and governance practices. In 2021, Realogy expanded several innovative programs for diverse and underrepresented real estate professionals; extended access to our Fair Housing Training Course to others in the industry; and enriched internal programs designed to attract and mentor diverse talent. As a testament to our commitment, in 2021 the Company was honored by Forbes as one of the World’s Top Female-Friendly Companies. Realogy has been consistently recognized for excellence in ethics and integrity and, in 2022, was honored as a World’s Most Ethical Company for the 11th consecutive year.

Investor Outreach
Direct engagement with our investors continues to be a top priority for the Board. For the fourth year in a row, our Board of Directors continued to seek out perspectives of our stockholders on key topics, including strategy, leadership, governance, and compensation, and we shared feedback from participating investors with the full Board. We are committed to further implementing corporate governance best practices and incorporating feedback from our investors.
The Board and I fully support Ryan and his team as they continue to execute on Realogy’s strategic priorities, and we are confident they will deliver long-term value to our shareholders.
On behalf of your Board of Directors, thank you for your continued investment in Realogy. We appreciate the opportunity to serve the Company on your behalf.
Sincerely,

Michael J. Williams
Independent Chairman of the Board
c/o Corporate Secretary
Realogy Holdings Corp.
175 Park Avenue
Madison, NJ 07940

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 4, 2022
Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Realogy may attend the Annual Meeting.
See Frequently Asked Questions—How do I attend the Annual Meeting on page 80.
We intend to hold the Annual Meeting as a virtual-only meeting. Accordingly, there will not be a physical meeting location. You will be able to attend the meeting online, examine a list of our stockholders of record, submit your questions and vote your shares electronically by visiting virtualshareholdermeeting.com/RLGY2022.
Your vote is important.
Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet before the Annual Meeting, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by Internet during the Annual Meeting.
By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary

March 18, 2022

Time:	9:00 a.m., Eastern Daylight Time
Place:	www.virtualshareholdermeeting.com/RLGY2022

Record Date
Owners of Realogy Holdings Corp.* common stock as of March 9, 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the "Annual Meeting").

Purposes of the meeting
1.	to elect eleven Directors for a term expiring at the 2023 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2022
4.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting
The matters specified for voting above are more fully described in the attached proxy statement.

Important Notice Regarding Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2021 are available at on the Investors section of our website at www.realogy.com

* Except as otherwise indicated or unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "the Company," "Realogy" and "Realogy Holdings" refer to Realogy Holdings Corp. and our consolidated subsidiaries, including but not limited to Realogy Group LLC. References in this proxy statement to "Realogy Group" mean Realogy Group LLC.		Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Realogy Holdings Corp. for use at the Annual Meeting. On or about March 18, 2022, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

i

FORWARD LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, "believes", "expects", "forecasted", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.

NON-GAAP FINANCIAL MEASURES
This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Adjusted Net Income, Operating EBITDA (and Plan Operating EBITDA), Free Cash Flow (and Cumulative Free Cash Flow), and Net Debt Leverage Ratio. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A and Annex B to this proxy statement.

ii

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting.

2021 INVESTOR OUTREACH PROGRAM
Our Board maintains a proactive and robust investor outreach program, offering meetings to a substantial majority of shares each year since 2018. We believe offering our stockholders an opportunity for regular communication with our Board is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. Investor feedback received during this outreach has served as a catalyst for substantive changes to both our governance and executive compensation programs.

Board members have met with eight of our top 10 stockholders since program commencement Many of these investors have held productive conversations with the Board multiple times over the years
At our 2021 Annual Meeting of Stockholders, our say-on-pay proposal received support from 90.0% of the votes cast, which we believe indicates support for the description of our executive compensation program as disclosed in the 2021 proxy statement as well as overall support for our continuing pay-for-performance alignment.

Under the Board's 2021 Investor Outreach Program, the Board reached out to stockholders representing approximately 75% of our outstanding shares and held calls with five investors holding an aggregate of approximately 20% of our outstanding shares (based on estimated holdings at the time of the outreach), including two first-time investor participants. Mr. Williams, Independent Chairman of the Board, attended all meetings and Mr. Niederauer, Chair of the Compensation Committee, joined him on several occasions. The full Board reviewed and discussed investor feedback received at these meetings.
Key topics discussed during these sessions include strategy, capital allocation, leadership, executive compensation and corporate governance as well as environmental, social and governance (ESG) topics. All participating investors expressed interest in continuing dialogue. Highlights from the meetings, and where applicable, Board responsive action to investor feedback, are listed below.
▪Strategy & Capital Allocation. Investors expressed support for the management team and our 2021 strategic execution, in particular with the progress made on our debt profile. In 2021, the Company paid down a meaningful amount of debt, including all outstanding Term Loan B and non-extended Term Loan A, lengthened its debt maturity profile, and changed its debt mix with the majority now unsecured. The Board and investors discussed additional capital allocation and strategic topics, such as our announced sale of our title underwriter (and continued minority interest in the resulting title underwriting joint venture), our recent moves to advance our position as a leader in high-end markets, and our RealSure joint venture.
▪Executive Compensation Program. Investors overall expressed support for our approach to executive compensation and generally agreed that performance metrics currently in use are appropriate for the Company and that pay appears to align with Company performance. No other feedback rose to the level of a theme. In response to the heightened interest expressed by some investors on diversity, equity and inclusion topics, we have expanded our discussion of named executive officer Relative Individual Performance to include those diversity, equity and inclusion accomplishments considered in connection with achievement under the 2021 annual cash incentive program.
▪ESG Reporting. Stockholders expressed support for the Board's strong corporate governance practices, with multiple investors commending the Company for strong diversity on the Board and Executive Committee. Several investors provided us with suggestions and considerations for future reporting on ESG-related matters, including with respect to diversity, equity and inclusion topics. Accordingly, we included data on the diversity of our employee base in our 2021 Corporate Social Responsibility Report.

1

Management Outreach

Realogy management—including our CEO, CFO and IR team—also maintains an active stockholder engagement program designed to reach current and prospective investors through earnings calls, investor conferences, individual and group meetings and other communication channels.
In 2021, management attended meetings and conferences and participated in panel discussions and podcasts to reach current and potential investors. Topics covered include strategy, financial performance, competition and capital allocation.
We consider investor feedback from these meetings, and may incorporate consistent key themes into our business. In 2021, informed in part by our investors, we continued to focus on strategic initiatives—including those designed to bring us closer to the consumer, like our ancillary title and mortgage services, leading technology and RealSure joint venture.

PROPOSALS TO BE PRESENTED AT THE 2022 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of Eleven Director Nominees	Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Realogy's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.
Go to page 25 for additional information on Proposal 1

Proposal 2	The Board recommends a vote FOR this proposal
Advisory Vote on Executive Compensation Program	Our executive compensation program is designed by our independent Compensation Committee to align executive compensation with the interests of our stockholders by linking a significant portion of the target direct compensation opportunity of our senior leadership team to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and each executive's contribution to our strategic initiatives.
Go to our Compensation Discussion and Analysis on page 35 and Proposal 2 on page 73 for additional information on our executive compensation program

Proposal 3	The Board recommends a vote FOR this proposal
Ratification of the Appointment of the Independent Registered Public Accounting Firm	As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022.
Go to page 74 for additional information on Proposal 3

2

BOARD COMPOSITION HIGHLIGHTS
Our Board is comprised of highly-qualified individuals who are committed to our Company.
See full biographies of each director nominee beginning on page 29.

Name and Age	Director Since	Current or Key Business Experience	Independent	Committee Membership*
				AC	CC	NGC	TDC
Fiona P. Dias, 56	2013	Principal Digital Partner, Ryan Retail Consulting (since 2015)	●		●		●
Matthew J. Espe, 63	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	●
V. Ann Hailey, 71	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	C		●
Bryson R. Koehler, 46	2019	Chief Technology Officer, Equifax Inc. (since 2018)	●				●
Duncan L. Niederauer, 62	2016	Former CEO, NYSE Euronext (2007-2013)	●		C		●
Ryan M. Schneider, 52	2017	President and CEO, Realogy Holdings Corp. (since 2018)
Enrique Silva, 56	2018	CEO, Culver Franchising System, LLC (2021)	●	●
Sherry M. Smith, 60	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●		●
Christopher S. Terrill, 54	2016	Former CEO of ANGI Homeservices (2017-2018)	●				C
Felicia Williams, 56	2021	Macy's Fellow for CEO Action for Racial Equity	●	●
Michael J. Williams, 64 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●	●	C

*	C = Chair	AC = Audit Committee	CC = Compensation Committee	NGC = Nominating and Corporate Governance Committee	TDC = Technology and Data Committee

3

FULL YEAR PERFORMANCE HIGHLIGHTS
For a detailed discussion of our financial results for 2021, see our Annual Report on Form 10-K for the year ended December 31, 2021.

* Non-GAAP financial metric. Net Corporate Debt excludes securitizations. See Appendix A for definitions and reconciliations.
+ See Appendix A for description and calculation methodology.

4

EXECUTIVE COMPENSATION HIGHLIGHTS
Emphasis on At-Risk & Performance-Based Compensation

90% of 2021 CEO Target Direct Compensation* is "At-Risk" and 61% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Equity (Long-Term Incentive)		Total: 71%
●	Performance-Based PSUs	Long-term value creation	42%	●
●	Time-Based RSUs	Align with stockholder interests	29%
	Cash (Short-Term Incentive)		Total: 29%
●	Annual Incentive	Drive short-term performance	19%	●
	Base Salary	Attract and retain talent	10%
* Target direct compensation includes base salary, annual incentive at target and the value assigned by the Compensation Committee to long-term incentive (equity) awards including, performance share units (PSUs) at target and restricted stock units (RSUs). Target direct compensation does not include the one-time Market Share Performance and Retention Awards granted in November 2020 due to the special one-time nature of the awards, which for the CEO were 75% performance-based and 25% time-vested.

Performance Metrics Align with Business Strategy

Annual Cash Incentive Metric	Three-Year Performance Share Unit (PSU) Metrics		One-Time Two-Year Cash Incentive Metric*
Plan Operating EBITDA	Cumulative Free Cash Flow	Relative Total Stockholder Return	Market Share Growth
Operating EBITDA serves as our key metric for evaluating overall performance of our operating business and measures bottom-line growth	Leveraged to advance key Realogy strategic imperatives, including investing in growth initiatives and other capital allocation priorities	Measures our stockholder returns relative to an index selected by the Compensation Committee	Requires successful execution of multiple strategic imperatives, including agent & franchisee growth and increasing agent productivity
* Period runs from 09.30.2020 to 09.30.2022; CEO has an additional performance period from 09.30.2022 to 09.30.2023. See page 52.
Pay Aligned with Performance—Performance Metrics Working as Designed

Achievement against Performance Goals for Compensation Periods ended December 31, 2021
Plan Operating EBITDA (Annual Incentive - 2021)	Cumulative Free Cash Flow (PSUs - 2019 to 2021 Cycle)	Relative Total Stockholder Return (PSUs - 2019 to 2021 Cycle)
Achievement: $899 million	Achievement: $1.649 billion	Achievement: Below threshold
Target Goal: $601 million	Target Goal: $1.157 billion	Target Goal: Equal to Index
Funding Achievement: 200%	Payout Achievement: 200%	Payout Achievement: 0%
See page 41 for full summary	See page 49 for full summary	See page 48 for full summary

5

The table below summarizes historical and forecasted payouts under PSU awards as of December 31, 2021.
No payout was earned under the Relative Total Stockholder Return awards and for the first time since adoption of this metric, an above target payout was earned under the Cumulative Free Cash Flow awards.

PSU Award Cycle and Metric	Years in Performance Share Unit Performance Period
	2017	2018	2019	2020	2021	2022	2023
2017-2019 PSU Award†	Completed in 2019 (Aggregate Realized Value: 0%)
RTSR	No Payout
CFCF	No Payout
2018-2020 PSU Award†		Completed in 2020 (Aggregate Realized Value: 21%)
RTSR		No Payout
CFCF		Below Target Payout (72% of shares)
2019-2021 PSU Award†			Completed in 2021 (Aggregate Realized Value: 139%)
RTSR			No Payout
CFCF			Above Target Payout (200% of shares)
2020-2022 PSU Award*				66% Completed
RTSR				Tracking Above Target
CFCF				Tracking Above Target
2021-2023 PSU Award*					33% Completed
RTSR					Tracking Below Target
CFCF					Tracking Above Target
† Aggregate realized value of PSU awards is based upon aggregate shares earned by NEOs times the stock price on the last day of the performance cycle vs. the target value of the awards approved by the Compensation Committee.
* Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.

REALOGY'S EXECUTIVE COMMITTEE
Our Board and the Compensation Committee oversee the talent management and compensation of our Executive Committee, which is comprised of the Chief Executive Officer and the most senior leaders in the Company.

From left to right:
Top Row: Ryan Schneider, Chief Executive Officer & President; Charlotte Simonelli, EVP, Chief Financial Officer; Melissa McSherry, Chief Operating Officer; Tanya Reu-Narvaez, EVP, Chief People Officer; and Marilyn Wasser, EVP, General Counsel.
Second Row: Rizwan Akhtar, EVP, Chief Technology Officer—Business Technology; Don Casey, President & CEO, Realogy Title Group; Ryan Gorman, President & CEO, Realogy Brokerage Group and CEO, Coldwell Banker; Katrina Helmkamp, President & CEO, Realogy Leads Group and Cartus; Nashira Layade, EVP, Chief Technology Officer—Business Services; and Susan Yannaccone, President & CEO, Realogy Franchise Group.

6

GOVERNANCE OF THE COMPANY
Board Investor Outreach Program
Our Board considers the feedback received from our stockholders via its investor outreach program to be a critical component of its executive compensation, corporate governance and strategic oversight functions.
Our Board prioritized investor outreach in 2021 so that the Board could hear directly from our investors. We reached out to holders of approximately 75% of our outstanding shares and held meetings with five investors, holding an aggregate of approximately 20% of outstanding shares. For additional information on our 2021 Investor Outreach Program, go to page 1 (Proxy Summary—2021 Investor Outreach Program).

BOARD GOVERNANCE HIGHLIGHTS
Strong corporate governance is an integral part of our core values and practices.
To promote the long-term interests of stockholders, we consistently seek ways we can strengthen our Board and our corporate governance practices, including:

Independent Chairman of the Board

AVERAGE TENURE ~6.3 YEARS

RANGING FROM 10+ YEARS TO 1 YEAR

MEMBERS
3
4
4
1 TO 3
4 TO 6
7+
YEARS

91% Independent Directors

Annual Election of Directors

Majority Voting for Directors

Board Investor Outreach Program

Strong Stock Ownership Guidelines

Annual Say-on-Pay Vote

Proxy Access Bylaws

Strong Enterprise Risk Management Oversight

Culture and Talent Focus

Attendance at Employee Events

Annual Two-Day Meeting Focused Exclusively on Strategy (with quarterly updates)

Board Structure Lends Itself to Consistent Communications between CEO, Chairman and Directors

7

Strategic Planning and Business Execution
Our Board spends a substantial amount of time working with management to refine Realogy's mid- and long-term strategy as well as significant attention on our near-term objectives, such as efforts focused on enhancing agent and consumer value, market position, growth, debt reduction and improving operating effectiveness.
The Board receives updates on our strategy at each of the nine regular Board meetings and holds an additional annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business, including initiatives to advance our business strategy, capital allocation matters and our competitive position in light of emerging and existing competitive trends.
In 2021, the Board oversaw the Company's execution against multiple key strategic initiatives:
▪Strategic Transactions designed to enable Realogy to remain laser-focused on its core businesses, including:
▪our continued investment to reimagine an integrated real estate transaction with RealSure®, our innovative offerings under our joint venture with Home Partners of America—including the appointment of a strong CEO and leadership team and the launch of RealSure® Buy, expanding the program to homebuyers as well as home sellers
▪investments and acquisitions expected to enhance our strong position in the luxury real estate market, such as Coldwell Banker Global Luxury's purchase of Warburg Realty, one of the oldest and most prominent brokerages in New York City and Realogy's acquisition with a strategic joint venture partner of a controlling stake in Concierge Auctions, a global luxury real estate auction marketplace
▪the planed formation of a strategic title insurance joint venture, pursuant to which we will sell our title insurance underwriter (Title Resources Guaranty Company) to a strategic joint venture partner in exchange for $210 million (prior to tax and closing adjustments) and a 30% stake in the form of common units in a title insurance underwriter joint venture (which will indirectly own Title Resources Guaranty Company)

▪Capital Allocation including improvements to our debt profile, such as:
▪reducing gross debt by approximately $197 million (excluding securitizations) and net corporate debt by $420 million during 2021—including the repayment in full of certain of our term loans
▪amending our credit facilities to extend maturities of our sole remaining term loan and revolving credit facility (subject to earlier springing maturity in certain circumstances)
▪significantly reducing senior secured debt
▪holding the balance on our revolving credit facility at zero throughout 2021
▪taking advantage of favorable market conditions to raise capital through the offering of our 0.25% exchangeable senior notes and 5.75% senior notes
▪positioning the Company to raise $1.0 billion in capital in early January 2022 through the offering of our 5.25% senior notes, the proceeds of which were used (together with cash on hand) to redeem in full higher interest debt and extend debt maturities
▪Other Strategic Priorities such as:
▪expense management, achieving approximately $85 million of cost savings for full year 2021
▪market share growth, increasing market share by over 100 basis points year-over-year
▪agent recruitment and retention, growing our company owned independent sales agent base by 6% in 2021
▪competitive differentiation, including our move to leverage our open technology ecosystem via our offering of a customized MoxiWorks® product suite to affiliated agents, brokerages and franchisees
▪development of consumer-facing tools like HomePlace, a new app that guides buyers and sellers through their real estate transaction journey, from start to close
▪continuing to pursue a seamless end-to-end transaction process for our title agency business and mortgage origination joint venture

8

Environmental, Social and Governance Program
Board Oversight. Since 2020, the Nominating and Corporate Governance Committee has had oversight responsibility for the Company’s Environmental, Social and Governance, or ESG, initiatives, with the full Board receiving an annual report on the Company’s progress on ESG matters.
Since assuming its ESG oversight role, the Nominating and Corporate Governance Committee has focused on several important ESG-related topics such as affiliated agent and brokerage diversity, equity and inclusion initiatives and fair housing.
The Nominating and Corporate Governance Committee also reviews Realogy's corporate responsibility report - which is released on an annual basis and can be accessed on our website at www.realogy.com under the Responsibility page.

REALOGY
REAL ESTATE SERVICES

CSR 2021

REALOGY Corporate Social Responsibility Report

WE WORK EVERY DAY TO HELP PEOPLE OWN THEIR FUTURE

Members of management with responsibilities and expertise in ESG-related topics, including human resources, diversity, equity and inclusion, corporate governance, and compliance, work with our Executive Committee and Board to report on our key ESG-related initiatives and metrics.
Governance. The Company and Board has historically focused on governance topics, including Board and management structure, best corporate governance practices, risk management, transparent and accurate information disclosure and strong auditing and compliance. Based on investor feedback during the Board-led Investor Outreach Programs, the Board believes that our stockholders view strong governance practices as the linchpin to an effective ESG program. Our key governance practices are outlined throughout this Governance of the Company section of the proxy statement.
Social. Social issues, including diversity, equity and inclusion—both at Realogy and in the real estate community—are a priority for the Company. Internally, we have eight long-standing Employee Resource Groups, or ERGs, each with its own executive sponsor, that support and promote an inclusive culture at Realogy. In 2021, thousands of Realogy employees attended at least one ERG-hosted event.

Over 70% of our Executive Committee identifies as female and/or a person of color

Talent-centric Board sessions have focused on diversity, equity and inclusion topics. Our Executive Committee members have had diversity, equity and inclusions performance goals included as part of their annual performance reviews since 2018. Starting in 2021, standardized diversity, equity and inclusion performance goals were expanded to our broader senior leadership team (nearly 200 employees) as part of their annual review process.
The executive team has set as a priority identifying development opportunities for ethnically and racially diverse employees. Programs designed to support these goals include:
▪Real Career Connections, a six-month mentorship program launched with 31 diverse employees in 2021.

The program provides support and coaching for high-potential employees of color based on their development needs and career aspirations.
▪Stretch and Coach Program, under which leadership proactively identifies high-potential leaders from underrepresented racial and ethnic groups for bigger roles in the organization, supporting them with clear and actionable development plans. The program was expanded in 2021 to new levels within Realogy.

More than 20 high potential leaders of color were promoted in 2021 to new, expanded roles under the Stretch and Coach Program

In addition, Realogy offers RISE—a 17-week enterprise development program for high potential leaders led by executives across the company. RISE focuses on leadership exposure across businesses, professional leadership development and peer-to-peer mentoring. This year 54 leaders graduated from the program.

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We believe that attracting and retaining diverse affiliated agents and franchisees has been and will continue to be a crucial part of our success. Examples of current initiatives designed to support this goal include our:
▪Inclusive Ownership Program, expanded in 2021 to all brands in order to extend our reach and provide a path to franchise ownership for women, LGBTQ+, veterans and those from underrepresented ethnic and racial groups. The program includes financial investments, mentorship and executive development. More than 30 companies have joined the program since its launch in 2020.
▪What Moves Her campaign, also expanded to all brands in 2021 to continue to support the growth of women in real estate. Realogy hosted three marquee events in 2021 for its community of 1,775 members across the industry.

▪Diversity Equity Inclusion Network, comprised of externally-focused market-based membership networks across our Coldwell Banker, Corcoran and ERA brands that meet regularly to engage and attract diverse agents through events, marketing and education.
▪Ascend Program, a 46-week executive leadership experience focused on leading self, leading others and leading organizations. This program was expanded from focusing on potential successors from our franchisee customer community to include Realogy leaders across the enterprise.
Realogy is also a proud sponsor and partner of several national real estate associations that promote the advancement of diverse homeownership through empowering diverse real estate professionals including the launch of a new partnership in 2021 with NAMMBA (National Association of Minority Mortgage Bankers of America).
Health and Safety. The protection of the health and safety of our employees is a Company priority. Throughout the COVID-19 crisis we have worked to comply with state and local regulators to ensure safe working conditions for our employees.
In 2020, we began planning the transformation of our corporate headquarters to an open-plan innovation hub, which is slated for completion in 2022.
We have streamlined our headquarters footprint to one floor that is designed to welcome approximately
200 transitional employees each day, instead of the approximately 1,000 employees designated to static spaces in the traditional office.
At December 31, 2021, approximately half of our employees worked remotely on a full-time basis, other employees, in particular consumer-facing employees at our company owned brokerages, were operating in an office-based environment, while other employees remained on a hybrid model.

In 2021, we achieved a 91% employee engagement score and an 89% response rate, our highest scores to date

Wellness campaigns were launched to provide targeted programs to employees to enable physical, mental and emotional well-being. Realogy was a recipient of the 2021 Cigna Well-Being Award.
Environment. We do not manufacture products and we own de minimis real property. From 2017 to 2021, we decreased our leased-office footprint by approximately 19%.
Despite our limited environmental footprint, we seek to mitigate our environmental impact. For example, our headquarters building interior is LEED Gold certified and the building’s exterior is LEED Silver certified by the Green Building Certification Institute. As part of the redesign of our corporate headquarters currently underway, we made strategic decisions to conserve energy and recycle materials through our building plans and during construction.
In addition, we believe that other business moves have had or should have positive environmental benefits as well, such as shifts to cloud-based computing, a significant transition to a remote work environment, and increasing the availability of electronic documents and virtual interactions during the home purchase and sale process. We have also substantially augmented virtual and electronic processes for independent sales agents, affiliated brokerages and employees.

Ethisphere® Institute, a leading international business ethics think-tank, has recognized us as one of the World's Most Ethical Companies in each of the past eleven years

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Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board focuses on the key risks facing us and our risk management strategy and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies.
Realogy's enterprise risk management (“ERM”) program recognizes the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission, as well as the 2017 update issued by the same, but our Company has fashioned a process that integrates our specific goals and objectives.
A Risk Management Committee, chaired by our General Counsel and comprised of key members of management, meets regularly and plays a core role in the identification, monitoring, mitigation and management of the risks the Company faces.
Our Head of Internal Audit reports directly to the Audit Committee and our Chief Ethics & Compliance Officer has a dotted-line reporting relationship to the Audit Committee. Each of these officers regularly participate in executive sessions with the Audit Committee. Our ERM program is facilitated by our Vice President, ERM.
Through our dynamic risk assessment process, the Risk Management Committee and our Board consistently evaluate the risk environment and adjust the Company's risk profile and focus as needed to respond to industry and macroeconomic changes.
In 2021, an integrated risk assessment was performed by Internal Audit in collaboration with ERM and Ethics & Compliance, with the results driving our 2022 Internal Audit Plan and 2022 Ethics & Compliance Plan.
On a regular basis, management presents to the Board, or the applicable Board committees, a comprehensive review of the Company’s ERM processes, including risk assessment and risk management as well as updates on key risks that have been identified and assessed during the year and the strategies management has developed for managing them.
During 2021, these topics included the Company's potential exposure to risks related to:
▪changes to the traditional consumer experience of buying and selling a home, including due to competitive factors and industry disruption,
▪continued shifts of commission income to affiliated independent sales agents and the impact on traditional brokerage earnings,
▪capital structure,
▪product and technology delivery,
▪cybersecurity and data privacy,
▪key ventures and strategic third-party relationships and earnings concentration,
▪simplification, modernization and cost reduction,
▪talent and succession, and
▪other macroeconomic factors and operational matters.
Throughout the year, at other meetings of the Board and, as applicable, Board committees, senior management presents updates on specific Company risks and trends, including emerging and existing competitive trends. In the course of reviewing the Company’s strategic initiatives throughout the year, and in one in-depth two-day meeting devoted solely to strategy, the Board considers whether the strategies are appropriately aligned to mitigate the risks identified in the ERM process as well as to pursue initiatives intended to advance the Company's strategy, enhance consumer and agent value, and keep the Company well-positioned for the future.
The Board and the applicable Board committees regularly review information regarding, and risks associated with, our finances, credit, liquidity, operations, legal and regulatory obligations, talent development, executive compensation, information technology (including cybersecurity and data privacy risks) and business strategy, including measures management has taken and will take to mitigate risks.
While each committee is responsible for evaluating certain risks and overseeing the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
The Audit Committee is charged with reviewing our processes with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to mitigate these risks to an acceptable level.
The Audit Committee shares oversight responsibility with the full Board for our information security and

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technology risks, including cybersecurity. In 2021, the Audit Committee and/or Board were briefed on these matters on a quarterly basis. Commencing in 2022, the Technology & Data Committee began holding joint sessions with the Audit Committee to oversee the Company’s cybersecurity and data privacy compliance practices and policies.
The Nominating and Corporate Governance Committee oversees the management of risks associated with the independence and composition of the Board, including that the Board has the appropriate skills and competencies necessary for effective oversight, as well as risks related to the reputation of the Company and potential conflicts of interest. In addition, the Nominating and Corporate Governance Committee is responsible for monitoring the Company's ESG initiatives and programs.
The Compensation Committee is responsible for overseeing the management of risks relating to talent, succession and executive compensation.
As part of its oversight of the Company's executive compensation program, the Compensation Committee annually considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile as well as risks related to succession planning and talent management.
In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a material risk to the Company.
To assist the Compensation Committee in its assessments of the Company's compensation risk profile, Internal Audit assessed the reasonableness of the criteria and assumptions that are used by the Company to identify the risks associated with the Company's material incentive-based compensation programs. Our Chief People Officer evaluated the results. Multiple factors were considered as part of Internal Audit's assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors. The results of the validation procedures were presented by Internal Audit to both management and the Compensation Committee. The Committee's independent compensation consultant also reviewed the results. The Compensation Committee considered the results in making its determinations regarding the Company's executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
While the Board and the committees oversee our risk management, our CEO and other members of senior management (including the Risk Management Committee) are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. We believe this division of responsibility is the most effective approach for addressing our risk management.

Succession Planning
The Board is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and the other members of our Executive Committee (listed on page 6).
The November 2021 meeting of the Board focused on talent and succession for the executive team. The meeting also included a review of broader business and corporate talent.
The Board has an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.
The Board works, as appropriate, with the Compensation Committee and Nominating and Corporate Governance Committee with respect to the Company's programs and plans in the areas of talent development, succession planning, and diversity, equity and inclusion initiatives.

Availability of Corporate Governance Documents
Please visit our website at www.realogy.com under the Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation and Nominating and Corporate Governance Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940.

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Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the "Code of Ethics") which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Governance page of Realogy's website at www.realogy.com. The purpose of the Code of Ethics is:
▪to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
▪to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;
▪to protect Company information and assets; and
▪to promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Code of Ethics also focuses on our responsibilities to each other to maintain a respectful, fair and productive work environment.
The Board has adopted a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Governance page of Realogy's website at www.realogy.com.
Copies of the Code of Ethics and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate Secretary. We will disclose on our website any amendment to or waiver from a provision of our Codes of Conduct that applies to any Director or executive officer, including our CEO, CFO or Chief Accounting Officer.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Governance page of our website at www.realogy.com.

Director Service on Other Public Company Boards
Our Board believes that service on other public company boards provides Directors with valuable governance and leadership experience that benefits the Company.
At the same time, our Board recognizes that it is critical that directors dedicate sufficient time and attention to their service on Realogy's Board.
Accordingly, under the Corporate Governance Guidelines, Directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of Directors and serving the interests of the Company’s stockholders. Unless explicitly approved by the Board:
▪Directors who also serve as CEO (or an equivalent position) may not serve on more than two other boards of public companies.
▪Other Directors may not serve on more than four other boards of public companies.
▪Directors on the Audit Committee may not serve on the audit committees of more than three public companies, including the Company.
All Directors are in compliance with this policy.
Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the other commitments of such candidate (including service and leadership positions on other boards) and considers whether such obligations may interfere with the candidate's Board duties.

Our Board believes that each of our Directors has demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of a Director of Realogy

Director Independence Criteria
NYSE listing standards and our Corporate Governance Guidelines require the Board to affirmatively determine annually whether each Director satisfies the criteria for independence and has no material relationship with Realogy Holdings other than as a Director. The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships

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with us. The Director Independence Criteria are available on the Governance page of our website at www.realogy.com.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
▪No relationships that would disqualify independence under NYSE listing standards;
▪No personal services contract in the last three years with Realogy Holdings or any of its executive officers; and
▪No control position with a non-profit organization that has received more than the greater of (i) 2% of the consolidated gross revenues of such organization during any single fiscal year or (ii) $1,000,000, either directly or indirectly from Realogy Holdings within the last three years.

Determination of Director Independence
During the Board's annual review of the independence of the Directors, the Board considered whether there are any relationships between each Director (or any member of his or her immediate family) and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors (or any member of their immediate family or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:
▪All of the members of our Board are Independent Directors, other than our CEO; and
▪All members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology and Data Committee are Independent Directors.
The Board also determined that none of the Independent Directors had or has any material relationship with us other than as a Director.
In making these determinations, the Board took into consideration the following transactions:
▪several of our Independent Directors and/or their immediate family members, either before they joined the Board or during their tenure as Directors, utilized the brokerage services of our company owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions; and
▪prior to Mr. Koehler joining our Board, the Company and Equifax Inc., Mr. Koehler’s employer, were party to agreements (which have been renewed over time) for certain tools, credit reports and information with respect to unemployment claims pursuant to which the Company made payments of approximately $110,000 in 2021.

Board Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles and our Bylaws allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most effective leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.

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In his capacity as Independent Chairman of the Board, Mr. Williams:
▪presides at all meetings of the Board and stockholders;
▪acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with regular consultations on major developments and decisions germane to the Board's oversight responsibilities;
▪serves as a liaison between the CEO and the other members of the Board, including eliciting feedback from the Committee Chairs and Directors throughout the year and providing feedback to the CEO;
▪coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;
▪sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;
▪reviews Board materials, including drafts of key presentations and consultations with members of senior management;
▪has the authority to call meetings of the Independent Directors or of the entire Board; and
▪monitors and coordinates with management on corporate governance issues and developments.

Annual Board and Committee Evaluations
The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness.
Confidential annual Board evaluations are overseen by our Chairman of the Board, while the Chairs of our standing committees oversee the evaluation of their respective committee.
Tailored questions are designed to solicit Board and committee feedback on critical Board topics, including, composition, culture, focus, strategy, risk, talent, process, and access.
Results of the evaluations are discussed by the Board and each committee in executive session and have led to substantive changes in practice.
Recent examples include
▪evolving the composition of the Board;
▪allocating cyber and technology oversight matters between applicable committees and the Board;
▪dedicating additional time to the review of products in development at Technology & Data Committee meetings; and
▪enhancing Board focus on talent management, including as related to diversity, equity and inclusion topics.
The Nominating and Corporate Governance Committee periodically reviews the form and process for Board and committee self-evaluations.
The Chairman of the Board also consults with each Director on a quarterly basis during one-on-one telephonic meetings at which Directors are able to further share their views on matters related to the Board and the Company. Key themes raised at these meetings or during Board and Committee sessions are also summarized by the Chairman of the Board and conveyed on a regular basis to the other Directors and management. When appropriate, the Chairman of the Board incorporates real-time evaluation topics and feedback into regular sessions of the Board.

Executive Sessions of Independent Directors
The Independent Directors met without any members of management present in executive session at more than half of the Board meetings held in 2021. During 2021, Michael Williams, the Independent Chairman of the Board chaired these sessions. Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.

Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at realogy.board@realogy.com or Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

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Committee Membership
The following chart provides the membership of our standing and ad hoc committees in 2021:

Director(1)	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technology and Data Committee	Ad Hoc Transactions Committee(2)
Fiona P. Dias	—	M	—	M	—
Matthew J. Espe	—	M	M	—	—
V. Ann Hailey	C	—	M	—	M
Bryson R. Koehler	—	—	—	M	—
Duncan L. Niederauer	—	C	—	M	M
Enrique Silva	M	—	—	—	—
Sherry M. Smith	M	—	M	—	—
Christopher S. Terrill	—	—	—	C	—
Felicia Williams(3)	M	—	—	—	—
Michael J. Williams	M	M	C	—	C
Meetings held in 2021	10	5	7	5	4
_______________
M = Member    C = Chair
(1) Each member of each Committee is an Independent Director.
(2) Established in 2020.
During 2021, the full Board held 11 meetings, five of which were full meetings that included regular committee sessions, one of which was a two-day strategy session and the balance of which were update meetings to review company performance and recent developments.
Each Director nominated for election attended at least 90% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served in 2021.
During 2020, the Board formed an Ad Hoc Transactions Committee that is focused on capital structure and capital allocation considerations and other finance matters, including our debt profile, as well as corporate transactions.
Directors fulfill their responsibilities not only by attending Board and committee meetings and reviewing meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Realogy Holdings.
Directors have also attended employee meetings, Company conferences and other strategic events, both in-person and virtually, which allows them to meet with an extended variety of members of management and to gain a deeper understanding of Company operations.

Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. All of our Directors were in attendance at the 2021 Annual Meeting of Stockholders, which was held in a virtual-only format.

Committees of the Board
The following describes our standing Board Committees and related matters. The Charter for each committee is available on the Governance page on our website at www.realogy.com.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:
▪systems of internal control over financial reporting and disclosure controls and procedures;
▪the integrity of the financial statements;
▪the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;

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▪compliance with legal and regulatory requirements and the Company's ethics program;
▪review of material related party transactions; and
▪compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity and data privacy, as well as legal risks.
The Board has direct oversight of operational and strategic risks while the Compensation Committee addresses compensation, talent management and succession planning related risks. For a more detailed discussion of the oversight of risk management, see "—Oversight of Risk Management."
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that V. Ann Hailey, Felicia Williams, Michael J. Williams and Sherry M. Smith are audit committee financial experts within the meaning of applicable SEC rules.
Compensation Committee
The purpose of the Compensation Committee is to:
▪oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:
◦the compensation of our CEO and other executive officers;
◦management incentive policies and programs;
◦equity compensation programs; and
◦stock ownership and clawback policies;
▪review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation and stock ownership policies for Directors;
▪provide oversight concerning selection of officers and severance plans and policies;
▪review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and
▪no less frequently than annually review the talent development and succession plans for the Company's executive officers (other than the CEO) and key individuals within the Company's senior leadership group (officers who report to the CEO's direct reports) and make recommendations to the Board as appropriate regarding possible successors for these positions.
For additional information regarding the Compensation Committee's processes and procedures, see below under "Executive Compensation—Compensation Discussion and Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation."
All of the members of the Compensation Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:
▪implementation and review of criteria for membership on our Board and its committees;
▪identification and recommendation of proposed nominees for election to our Board and membership on its committees;
▪monitor the Company's ESG initiatives and programs;
▪oversee governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;
▪review, and recommendation to our Board, of compensation, reimbursement and stock ownership policies for Directors; and
▪oversee the evaluation of the Board.

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All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.
Technology and Data Committee
The principal duties and responsibilities of our Technology and Data Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the role of technology and data in executing the business strategy of the Company including, but not limited to:
▪technology and data strategy and performance;
▪major investments in technology and data projects (including, technology infrastructure and the development of products and services); and
▪technology trends.
Commencing in 2022, the Technology & Data Committee will hold joint sessions with the Audit Committee on a regular basis to oversee the Company’s cybersecurity and data privacy compliance practices and policies.
All of the members of the Technology and Data Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

Compensation of Independent Directors
Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Board is subject to stock ownership guidelines for Directors as discussed under "Governance of the Company—Independent Director Stock Ownership Guidelines" on page 20 pursuant to which the Independent Directors must retain a meaningful portion of their equity compensation.
The Compensation Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. The Compensation Committee recommends changes, if any, to the Nominating and Corporate Governance Committee, which in turn makes recommendations to the Board.
Prior to 2021, no increase in Board compensation had been approved since 2016, except with respect to the establishment of an independent Chairman of the Board and ad hoc committee fees. In 2020, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic, the Board waived the cash portion of the Board fee for the third quarter of 2020 and agreed to a special, one-time reduction to the equity portion of the Board's 2020 retainer.
In May 2021, based upon an analysis performed by its compensation consultant, the Compensation Committee recommended the following changes to Director compensation:
▪$35,000 increase in the Annual Director Retainer to $250,000, with over half of the increase in equity and the remainder in cash;
▪$5,000 increase in the retainers for the Compensation Committee Chair to $20,000 and Compensation Committee members to $15,000; and
▪$2,500 increase in the retainers for Nominating and Corporate Governance Committee members and Technology and Data Committee members, each to $10,000.
In addition, the Compensation Committee recommended that the Independent Chairman of the Board no longer be entitled to receive fees for service as a chair or member of a standing committee, but that his or her annual cash retainer be increased by $50,000 to $200,000 (with such increase being approximately equal to the foregone standing committee fees at the time of the change).
Last, the Compensation Committee recommended to the Nominating and Corporate Governance Committee that members of the Ad Hoc Transactions Committee receive a one-time equity award of fully vested common stock for their committee service in an amount equal to $25,000 (in each case, rounded up to the nearest share).
The Nominating and Compensation Committee in turn recommended these changes to the Board, which approved them, effective May 4, 2021.

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The following table sets forth the compensation for services payable to our Directors as of December 31, 2021:

Compensation(1)
Annual Director Retainer Paid in Cash	$90,000
Value of Annual Director Retainer Paid in Restricted Stock Units (2)	$160,000
Annual Independent Chairman of the Board Retainer Paid in Cash (3)	$200,000
Annual Independent Chairman of the Board Retainer Paid in Restricted Stock Units (2)(3)	$250,000
Audit Committee Chair Retainer	$20,000
Audit Committee Member Retainer	$15,000
Compensation Committee Chair Retainer	$20,000
Compensation Committee Member Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Member Retainer	$10,000
Technology and Data Committee Chair Retainer	$10,000
Technology and Data Committee Member Retainer	$10,000
One-Time Stock Grant for Members of the Ad Hoc Transactions Committee	$25,000

_______________
(1)Members of the Board who are also officers or employees of Realogy Holdings or its subsidiaries (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives a Chair fee as well as a fee as a member of that committee.
(2)Amounts shown reflect grant date fair market value.
(3)The Independent Chairman of the Board is not entitled to receive the Annual Director Retainers or Committee Chair or Member Retainers.
(4)In May 2021, members of the Ad Hoc Transactions Committee received a one-time equity award of fully vested common stock for their committee service.
Cash fees are paid in advance on a quarterly basis and the equity portion of the Annual Retainer and Annual Independent Chairman Retainer is granted immediately following the annual meeting of stockholders. The restricted stock unit awards vest one year following the date of grant. Directors may elect to receive fully vested shares of common stock in lieu of cash fees.
In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated for the period between the date of grant (on or about the date they are appointed to the Board) and the first anniversary of the immediately preceding annual meeting of stockholders.
A Director may defer cash fees and eligible equity awards, including restricted stock units, under the Realogy Director Deferred Compensation Plan. Cash fees deferred will be in the form of deferred stock units settled in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.
Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid as elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries.
We reimburse Independent Directors for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.

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The following sets forth information concerning the compensation of our Independent Directors in 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Fiona P. Dias	107,500	160,012	267,512
Matthew J. Espe	107,500	160,012	267,512
V. Ann Hailey	129,167	185,021	314,188
Bryson Koehler	94,167	160,012	254,179
Duncan L. Niederauer	125,833	185,021	310,854
Enrique Silva	100,000	160,012	260,012
Sherry M. Smith	109,167	160,012	269,179
Christopher S. Terrill	104,167	160,012	264,179
Felicia Williams(1)	81,250	183,347	264,597
Michael J. Williams	197,500	275,011	472,511
_______________
(1)Ms. Williams joined the Board in March 2021.
(2)The amounts reported in the "Stock Awards" column include: for each director, the grant date fair value of the RSU award granted in May 2021, representing the equity portion of the Director's retainer ($160,012 for each director, other than Mr. Williams, and $250,002 for Mr. Williams); for Ms. Hailey and Messrs. Williams and Niederauer, the grant date fair value of the stock award granted in May 2021, representing the one-time grant to members of the Ad Hoc Transactions Committee ($25,009); and for Ms. Williams, the grant date fair value of the restricted stock unit award granted upon her joining the Board in March 2021 ($23,335).
The grant date fair value of equity awards granted in 2021 are computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)As of December 31, 2021, each independent director held 9,175 unvested RSUs with the exception of Mr. Williams who held 14,335 unvested RSUs. Ms. Hailey held 5,164 vested stock options and Mr. Williams held 9,573 vested stock options.

Independent Director Stock Ownership Guidelines
In order to further strengthen alignment with stockholders, each Independent Director is required to beneficially own an amount of our stock equal to the greater of:
▪$500,000; or
▪at least five times the cash portion of the annual Director retainer (i.e., $1,000,000 for our Independent Chairman of the Board or $450,000 for our other Independent Directors).
Stock options are not counted toward the stock ownership requirement. Shares of Realogy common stock, deferred stock units, and unvested restricted stock units count as stock ownership. Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
All of our Directors met the ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2021, except for Ms. Williams, our newest Board member, who is within the five-year compliance period.

None of our current Directors has ever sold a share of Realogy stock

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The following table shows each Independent Director's progress toward achievement of the stock ownership guidelines at the end of 2021:

Name*	Shares of Common Stock (#)	RSU Awards (#)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona P. Dias	5,010	9,175	45,505	$974,738
Matthew J. Espe	30,938	9,175	17,435	939,759
V. Ann Hailey	41,410	9,175	34,632	1,391,594
Bryson Koehler	28,295	9,175	—	611,885
Duncan L. Niederauer	67,840	9,175	—	1,257,655
Sherry M. Smith	18,220	9,175	28,474	912,341
Enrique Silva	47,048	9,175	—	918,122
Christopher S. Terrill	44,289	9,175	—	873,067
Felicia Williams	1,463	9,175	—	173,719
Michael J. Williams	103,899	14,335	—	1,930,761
______________
(1)Includes accrued dividend equivalent units. If a Director elected to defer his or her 2021 RSU award upon vesting in May 2022, such award is reported as deferred in the footnotes to the "Ownership of our Common Stock" table on the next page.
(2)Calculated based on average closing sale price for the 20 trading days immediately prior to the December 31, 2021 measurement date, in accordance with the stock ownership guidelines.

Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 9, 2022 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. At March 9, 2022, there were 118,118,160 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See above for a description of the Stock Ownership Guidelines applicable to our independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the table below).

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc. (1)	22,217,259	18.8%
The Vanguard Group (2)	18,730,595	15.9%
Southeastern Asset Management, Inc. (3)	11,906,920	10.1%
FMR LLC (4)	8,863,460	7.5%
Ryan M. Schneider (5)	1,421,609	1.2%
Charlotte C. Simonelli (6)	207,874	*
Katrina L. Helmkamp (7)	138,936	*
M. Ryan Gorman (8)	130,341	*
Marilyn J. Wasser (9)	390,245	*
Fiona P. Dias (10)	5,010	*
Matthew J. Espe (11)	41,744	*
V. Ann Hailey (12)	44,589	*
Bryson R. Koehler (13)	37,470	*
Duncan L. Niederauer (14)	77,015	*
Enrique Silva (15)	56,223	*
Sherry M. Smith (16)	18,738	*
Christopher S. Terrill (17)	53,464	*
Felicia Williams (18)	10,638	*
Michael J. Williams (19)	127,807	*
Directors and executive officers as a group (22 persons) (20)	3,235,863	2.7%
_______________
 *    Less than one percent.
(1)The information in the table is based solely upon Amendment No. 2 to Schedule 13G filed by such person with the SEC on January 27, 2022. The principal address for BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. BlackRock, Inc. reported sole voting power over 21,545,815 shares of common stock and sole dispositive power over all 22,217,259 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 9 to Schedule 13G filed by such person with the SEC on February 10, 2022. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole dispositive power over 18,523,728 shares of common stock, shared voting power over 109,342 shares of common stock and shared dispositive power over 206,867 shares of common stock.
(3)The information in the table is based solely upon Amendment No. 6 to Schedule 13G jointly filed by such person, Longleaf Partners Small-Cap Fund and O. Mason Hawkins, individually with the SEC on February 14, 2022. The principal address for all such filers is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Southeastern Asset Management, Inc. reported sole voting power over 37,512 shares of common stock, shared voting power over 7,833,789 shares of common stock, no voting power over 4,035,619 shares of common stock, sole dispositive power over 4,039,887 shares of common stock and shared dispositive power over 7,867,033 shares of common stock and Longleaf Partners Small-Cap Fund reported shared voting and dispositive power over 7,833,789 shares of common stock. Mr. Hawkins disclaims direct or indirect control over the shares.

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(4)The information in the table is based solely upon Amendment No. 1 to Schedule 13G filed by such person with the SEC on February 9, 2022. The principal address for FMR LLC is 245 Summer Street, Boston, MA 02210. FMR reported sole voting power over 2,135,900 shares of common stock and sole dispositive power over all 8,863,460 shares of common stock.
(5)Includes 797,052 shares of common stock underlying options. Does not include 108,382 shares of common stock underlying options, 411,603 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 9, 2022.
(6)    Includes 58,928 shares of common stock underlying options and 38,825 shares subject to a restricted stock unit award. Does not include 19,643 shares of common stock underlying options, 94,200 shares of common stock subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 9, 2022.
(7)    Includes 43,352 shares of common stock underlying options. Does not include 14,451 shares of common stock underlying options, 54,880 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 9, 2022.
(8)    Includes 55,741 shares of common stock underlying options. Does not include 10,116 shares of common stock underlying options, 51,443 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 9, 2022.
(9)    Includes 240,907 shares of common stock underlying options. Does not include 18,786 shares of common stock underlying options, 75,461 shares of common stock subject to restricted stock unit awards, 11,743 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become exercisable, issuable or settleable within 60 days of March 9, 2022.
(10)    Does not include 54,680 shares issuable under deferred stock units that will not become settleable within 60 days of March 9, 2022.
(11)    Includes 10,806 shares issuable under deferred stock units that will become settleable within 60 days of March 9, 2022. Does not include 15,804 shares issuable under deferred stock units that will not become settleable within 60 days of March 9, 2022.
(12)    Includes 2,968 shares issuable under deferred stock units that will become settleable within 60 days of March 9, 2022. Does not include 40,839 shares issuable under deferred stock units that will not become settleable within 60 days of March 9, 2022.
(13)    Includes 9,175 shares subject to vesting under a restricted stock unit award.
(14)    Includes 9,175 shares subject to vesting under a restricted stock unit award and 51,967 shares held by a family limited partnership of which the reporting person and his spouse are the general partners.
(15)    Includes 9,175 shares subject to vesting under a restricted stock unit award.
(16)    Includes 518 shares issuable under deferred stock units that will become settleable within 60 days of March 9, 2022. Does not include 37,131 shares issuable under deferred stock units that will not become settleable within 60 days of March 9, 2022.
(17)    Includes 9,175 shares subject to vesting under a restricted stock unit award.
(18)    Includes 9,175 shares subject to vesting under a restricted stock unit award.
(19)    Includes 9,573 shares of common stock underlying options and 14,335 shares subject to vesting under a restricted stock unit award.
(20)    Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 223,072 shares of common stock underlying options. Does not include with respect to such other executive officers 14,451 shares of common stock issuable upon exercise of options, 323,964 shares subject to restricted stock unit awards, 2,654 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become exercisable, issuable or settleable within 60 days of March 9, 2022.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file certain reports with respect to beneficial ownership of our equity securities. To our knowledge, based solely on a review of copies of reports provided to us, or written representations that no reports were required, we believe that during 2021 all Section 16 reports that were required to be filed were filed on a timely basis, with the exception of the inadvertent late filing of one Form 3/A and one Form 4 on behalf of Tanya Reu-Narvaez reporting certain shares held and sold by her spouse.

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Related Person Transactions
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds $120,000, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:
▪the ordinary course utilization of Company services by a related person;
▪transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and
▪transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of $750,000 or 1% of the entity's annual gross revenues.
Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have, and in the future may, utilize the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our company owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.
Approved Related Person Transactions. During 2021, the Audit Committee reviewed and approved the transactions described under the heading Determination of Director Independence, although no Director was determined to have a direct or indirect material interest in any such transaction.

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PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
At the date of this proxy statement, the Board consists of eleven members, ten of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2022, the Nominating and Corporate Governance Committee of our Board, which we refer to in this "Election of Directors" section as the "Governance Committee," recommended, and the Board nominated, Fiona P. Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Duncan L. Niederauer, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Christopher S. Terrill, Felicia Williams and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2023 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information under "Nominees for Election to the Board" includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years. The age of each Director nominee is as of March 9, 2022.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.

Process for Nominating Directors
The Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by Governance Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Governance Committee deems appropriate, a third-party search or board advisory firm.
To help the Governance Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Governance Committee and generally one or more other members of the Governance Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.
Stockholder Nominations and Bylaw Procedures. The Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a

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Director and the candidate's consent to be named as a Director if selected by the Governance Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders.
Stockholders also have the right under our Bylaws to directly nominate director candidates. Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See "Stockholder Proposals and Nomination of Directors" for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers.
Under our Corporate Governance Guidelines (the "Guidelines"), when evaluating the suitability of individuals for nomination, the Governance Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Realogy. The Governance Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business environment; understanding of the real estate market and/or other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly-traded company; and other factors described below.
The Governance Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Realogy responsibilities, taking into account the individual's other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise.
When determining whether to recommend a Director for re-election, the Governance Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Governance Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Governance Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be a Realogy officer though the Governance Committee has the discretion as to whether or not it should accept the resignation.
Diversity. The Guidelines provide that the Governance Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. The Guidelines also provide that the Governance Committee will include, and have any search firm that it engages include, women and minority candidates in the initial pool from which the Governance Committee selects director candidates. The Governance Committee recognizes diversity's benefit to the Board and Realogy, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown below, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers:
▪five Directors (including our CEO) are current or former chief executive officers or presidents of mid- or large-cap publicly traded companies;
▪three Directors are former chief financial or chief accounting officers of publicly traded companies;
▪seven Directors have technology and/or digital marketing experience;
▪four Directors have significant industry or franchise knowledge;
▪four Directors are women;
▪one Director is Hispanic;
▪one Director is Asian;
▪one Director is African American; and
▪the age range for the Directors is 46 to 71.

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Individual Skills and Experience. When evaluating potential Director nominees, the Governance Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.
The Governance Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:
▪operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;
▪leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
▪accounting, financial and/or capital markets expertise, which enables Directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;
▪technology experience, which assists our Board in advising us on both product development and procurement as well as cybersecurity and data privacy matters;
▪digital marketing experience, which provides Directors with a platform to consider strategic marketing initiatives and innovation opportunities;
▪industry or franchising knowledge, which assists in understanding and reviewing our business strategy; and
▪public company board and ESG experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—as well as corporate social responsibility matters and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.
The Board believes that all of the Directors are highly qualified, possess leadership and professional experience, knowledge and skills that qualify them for service on our Board, and as a they represent diverse views, experiences and backgrounds.
The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Director Since	Industry/ Franchise	Operating	Leadership	Accounting, Financial and Capital Markets	Technology and Digital Marketing	Public Company Board/ESG
Fiona P. Dias	2013		x	x		x	x
Matthew J. Espe	2016		x	x			x
V. Ann Hailey	2008		x	x	x	x	x
Bryson R. Koehler	2019		x	x		x
Duncan L. Niederauer	2016		x	x	x	x	x
Ryan M. Schneider	2017	x	x	x	x	x	x
Enrique Silva	2018	x	x	x	x
Sherry M. Smith	2014		x	x	x		x
Christopher S. Terrill	2016	x	x	x		x	x
Felicia Williams	2021		x	x	x		x
Michael J. Williams	2012	x	x	x	x	x	x

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The following table reports each Director's self-identified race/ethnicity and gender.

Director Nominees	Race/Ethnicity[1]				Gender[2]
	African-American	Asian (excluding Indian/South Asian)	Caucasian/White	Hispanic/Latino	Female	Male
Fiona P. Dias		x			x
Matthew J. Espe			x			x
V. Ann Hailey			x		x
Bryson R. Koehler			x			x
Duncan L. Niederauer			x			x
Ryan M. Schneider			x			x
Enrique Silva				x		x
Sherry M. Smith			x		x
Christopher S. Terrill			x			x
Felicia Williams	x				x
Michael J. Williams			x			x
________________________________
(1)None of our Directors self-identified as Indian/South Asian, Middle Eastern/North American, Native American/Alaskan Native, Native Hawaiian/Other Pacific Islander or any other racial/ethnicity category.
(2)We have not surveyed our directors on whether they identify as non-binary.

Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members.

The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Governance Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Governance Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

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Nominees for Election to the Board
Fiona P. Dias            Director since June 2013

Standing Committees: ▪Compensation (since Aug. 2013) ▪Technology & Data (since Aug. 2018) Additional Public Directorships (current): ▪Qurate Retail, Inc. ▪Berkshire Grey, Inc.
Business Experience and Biographical Information: Ms. Dias, age 56, is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held that position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was formerly a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.
Matthew J. Espe        Director since August 2016

Standing Committees:
▪Compensation (since Dec. 2017)
▪Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):
▪WESCO International, Inc.
▪Periphas Capital Partnering Corporation

Business Experience and Biographical Information: Mr. Espe, age 63, serves as an operating partner at Periphas Capital, a private investment firm (since 2018), Strategic Value Partners Global, a global investment firm (since 2018), and Advent International, a global private equity firm (since 2017). He served as the Chief Executive Officer of Radial, an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from 2010 until 2015. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company, where he was employed for more than 20 years, serving in various leadership roles in Europe, Asia and the United States, last as President and Chief Executive Officer of GE Lighting. Mr. Espe was formerly a member of the Boards of Directors of Foundation Building Materials, Inc. from 2018 until its acquisition in 2021, Veritiv Corporation from 2016 to 2017 and NCI Building Systems, Inc. from 2015 to 2017 as well as Armstrong World Industries, Unisys Corporation and Con-Way Inc.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.

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V. Ann Hailey             Director since February 2008

Standing Committees: ▪Audit Chair (since Feb. 2008) ▪Nominating & Corporate Governance (since Oct. 2012) Additional Public Directorships (current): ▪W.W. Grainger, Inc.
Business Experience and Biographical Information: Ms. Hailey, age 71, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various leadership positions, including Vice President, Headquarters Finance, Pepsi-Cola Company and Vice President, Finance and Chief Financial Officer of the Pepsi-Cola Fountain Beverage and USA Divisions, as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of TD Ameritrade Holding Corporation from 2016 until its acquisition by The Charles Schwab Corporation in October 2020, Avon Products, Inc. from 2008 to March 2016 and Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retailing, and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service as Audit Chair of other public companies and the Cleveland Federal Reserve and her accounting and financial knowledge provide significant expertise to the Board, including an understanding of financial statements, accounting and internal controls, corporate finance and capital markets. Through her experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey has experience in internet site development and selling as well as new venture management and funding.
Bryson R. Koehler        Director since January 2019

Standing Committees: ▪Technology & Data (since Jan. 2019) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Koehler, age 46, has served as Chief Product, Data and Technology Officer at Equifax Inc. since June 2018, where he is responsible for leading Equifax’s global product, data, analytics and information technology strategy and development. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a Director of the Company.

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Duncan L. Niederauer          Director since January 2016

Standing Committees: ▪Compensation Chair (since May 2016) ▪Technology & Data (since Aug. 2018) Additional Public Directorships (current): ▪First Republic Bank
Business Experience and Biographical Information: Mr. Niederauer, age 62, is a founder and managing member of Transcend Capital Advisors, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was formerly a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.
Ryan M. Schneider        Director since October 2017

Standing Committees: ▪None Additional Public Directorships (current): ▪Anthem, Inc.
Business Experience and Biographical Information: Mr. Schneider, age 52, has served as our Chief Executive Officer and President since December 31, 2017 and as a director since October 20, 2017. From October 23, 2017 until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Realogy.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his depth of experience leveraging technology, analytics and data as well as his extensive knowledge of the complex strategic, operational, talent and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company allows him to offer broader perspectives on corporate governance topics to the Board.

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Enrique Silva        Director since August 2018

Standing Committees: ▪Audit (since Aug. 2018) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Silva, age 56, has served as Chief Executive Officer of Culver Franchising System, LLC (Culver's) since March 2021. He served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations and business strategy. His deep knowledge of operational, financial and legal matters, including with respect to risk management, also led the Board to consider him well-qualified to serve as a Director of the Company.
Sherry M. Smith        Director since December 2014

Standing Committees:
▪Audit (since Dec. 2014)
▪Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):
▪Deere & Company
▪Piper Sandler Companies
▪Tuesday Morning Corporation

Business Experience and Biographical Information: Ms. Smith, age 60, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.

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Christopher S. Terrill        Director since July 2016

Standing Committees: ▪Technology & Data Chair (since Aug. 2018) Additional Public Directorships (current): ▪Z-Work Acquisition Corp. ▪Vacasa, Inc. ▪Terminix Global Holdings Inc. (Terminix)*
* Mr. Terrill expects that his service with the board of directors of Terminix will conclude following the closing of the previously announced acquisition of Terminix by Rentokil Initial plc, which is currently expected to occur later this year.
Business Experience and Biographical Information: Mr. Terrill, age 54, has served as Executive Co-Chairman of Z-Work Acquisition Corp., a special purpose acquisition company (or SPAC), since September 30, 2020. He served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, a leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com. Mr. Terrill was formerly a member of the Board of Directors of Porch Group, Inc. from December 2020 to March 17, 2022.
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.
Felicia Williams        Director since March 2021

Standing Committees: ▪Audit (since March 2021) Additional Public Directorships (current): ▪Meridian Bioscience, Inc.
Business Experience and Biographical Information: Ms. Williams, age 56, has served in senior finance leadership roles at Macy’s, Inc., a premier omni-channel fashion retailer, for the past 17 years, including as an executive officer of Macy’s from 2016 to 2020 in the roles of Interim Chief Financial Officer from June 2020 to November 2020 and Senior Vice President, Controller and Enterprise Risk Officer from June 2016 to June 2020. She served as Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and prior thereto across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. Ms. Williams is currently serving as Macy’s Fellow for CEO Action for Racial Equity, the first business-led coalition of its kind with a mission to advance racial equity through public policy. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company, The Coca-Cola Company, Bristol-Myers Squibb, and Arthur Andersen & Company.
Skills and Qualifications: Ms. Williams is well-qualified to serve as a member of the Board based on the breadth of her experience in finance, accounting, auditing and enterprise risk management. She brings to the Board extensive leadership experience and broad-based knowledge of the financial and operational issues affecting complex organizations.

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Michael J. Williams        Director since November 2012

Standing Committees:
▪Audit (since Nov. 2012)
▪Compensation (since Jan. 2013)
▪Nominating & Corporate Governance Chair (since August 2013; member since November 2012)
Additional Public Directorships (current):
▪None

Business Experience and Biographical Information: Mr. Williams, age 64, has served as our Independent Chairman of the Board since December 31, 2017 having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to June 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from June 2014 until the sale of that company in February 2017. He was President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae. Mr. Williams joined Fannie Mae in 1991.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers for 2021 as set forth below. We refer to this group as our "named executive officers" or "NEOs."
Our Named Executive Officers

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Executive Summary
2021 Financial Results
Our strength in high-end markets and key geographies, strategic progress, agent and brand power, and technology initiatives, amplified by sustained levels of high demand in the U.S. residential real estate market and favorable mortgage rates, drove strong results for us in 2021, including:
▪Revenue of $8.0 billion was up ~28% year-over year, with net income of $343 million
▪Operating EBITDA of $902 million, an increase of 24% over 2020, driven by higher homesale transaction volume
▪Free Cash Flow of $553 million vs. $555 million in 2020
▪An increase in market share to 16.4% in 2021 compared to 15.3% in 2020 for existing U.S. homesale transactions
▪A 29% increase in combined homesale transaction volume (transaction sides multiplied by average sale price) compared with 2020
▪ An increase in independent sales agents affiliated with our company owned brokerages of approximately 6% year-over-year
▪Net Debt Leverage Ratio (excluding securitizations) of 2.4x as of December 31, 2021
▪Senior Secured Leverage Ratio, the financial covenant under our credit agreements, below 1.0x since the first quarter of 2021
* See Annex A for definition & reconciliation of the non-GAAP measures referenced in this section.
2021 Strategic Execution
In 2021, Realogy's leadership team capitalized on our powerful size and scale to advance our strategic initiatives, including:
▪RealSure Growth Vector. Took our joint venture with Home Partners of America to the next level
◦Expanded RealSure® Sell - an offering now available in 24 U.S. cities designed to provide consumers with a competitive cash offer for their home alongside the option to list with a trusted sales agent
◦Launched RealSure® Buy - a counterpart offering that allows homebuyers to compete more like cash buyers
▪Luxury Leadership. Advanced our position as a leader in the high-end markets
◦Acquired iconic Warburg Realty in NYC
◦In partnership with Sotheby's, acquired a controlling interest in a luxury auction marketplace business
▪Open Technology Ecosystem. Continued to develop and offer compelling technology-driven products and services attractive to agents and consumers, including beginning the roll-out of a customized MoxiWorks® product suite
▪Core Business Focus.
◦Continued focus on driving value for the agent and consumer through simplification of the homesale transaction and the provision of ancillary services and consumer-facing products
◦Planned sale of our title underwriter for cash and a 30% equity interest in a resulting JV
▪Deleveraging and Improving our Debt Profile. Reduced gross debt by $197 million and net debt by $420 million, year-over-year (excluding securitizations)
◦Changed debt mix, with significant majority now unsecured
◦Extended debt maturities
◦Achieved multiple credit rating upgrades

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Strategic Alignment with Compensation
Our Compensation Committee, which we refer to in this CD&A as the "Committee," ties a significant portion of target direct compensation to performance against the annual and long-term metrics that the Committee believes are most directly linked to the successful execution of our strategy and shareholder value, including Operating EBITDA, Free Cash Flow and the generation of stockholder returns relative to a general market index. The remaining portion of target direct compensation is paid in fixed base salary.
In 2021, CEO target direct compensation was:
▪90% at-risk, including short- and long-term incentives
▪71% in equity-based compensation, of which 60% was granted in the form of performance share units tied to either Cumulative Free Cash Flow (the "CFCF PSUs") or Relative Total Stockholder Return (the "RTSR PSUs")
▪61% tied to performance-based metrics, including the CFCF and RTSR PSUs as well as annual cash incentive opportunity under the Executive Incentive Plan (the "EIP")
In addition, to drive continued execution against strategic imperatives, including the attraction and retention of independent sales agents and franchisees and the delivery of technology-driven products and services designed to enhance their productivity, market share growth was adopted by the Committee in 2020 for use in a one-time Market Share Performance and Retention Awards granted to our named executive officers in the second half of 2020. The value of the one-time Market Share
Performance and Retention Awards are not included in the calculation of CEO target direct compensation due to the nature of the award, which is not part of the regular target direct compensation program. See page 52 for additional details.
Realogy's outstanding financial performance in 2021, driven by management's long-term strategy and a continuation of strong market demand and beneficial consumer trends, resulted in payouts at maximum under our annual cash incentive plan.
Consistent with our generation of $1.649 billion in Cumulative Free Cash Flow over the 2019 to 2021 performance period, the performance share units tied to Cumulative Free Cash Flow paid out at 200%. No payout was made under the three-year performance share units tied to Relative Total Stockholder Return.
The aggregate realized value for our NEOs was 139% of target for the 2019-2021 performance share unit cycle (based on our stock price on December 31, 2021).
The Compensation Committee believes these results demonstrate that our pay-for-performance executive compensation program worked as designed with payouts at maximum under our annual incentive plan based on our outstanding Operating EBITDA performance in the year, above target payouts for the first time under the Cumulative Free Cash Flow metric due to our significant cash flow generation over the 2019 to 2021 period, and no payout under our three-year relative total stockholder return metric.

CEO Target Direct Compensation (2021)

The graphic above is based on value assigned by the Committee to 2021 long-term incentive (equity) awards, rather than the grant date fair value of such awards.
In 2021, target direct compensation for our NEOs (other than our CEO) was on average 70% at-risk and 50% tied to performance metrics. Overall NEO compensation was comprised, on average, of 30% base salary, 30% annual incentive (cash), and 40% long-term incentive (equity)—with half of the equity granted in the form of performance share units and half granted in the form of time-vested restricted stock units.
Target direct compensation does not include the value of the one-time Market Share Performance and Retention Awards granted in 2020 (see page 52) or the 2021 special cash bonus payment made to Ms. Wasser (see page 45), neither of which are part of the regular target direct compensation program.

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Elements of 2021 Target Direct Compensation
The following table describes each element of 2021 target direct compensation and describes why the Committee has incorporated that element into Realogy’s executive compensation program.

	What Is It?	Why Do We Pay It?
Base Salary (see page 40)	Annual cash salary	To attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance
Annual Incentive (Cash) (see page 41)

Annual performance-based incentive plan, called the Executive Incentive Plan, or EIP, that is funded by results under a Plan Operating EBITDA metric, with payouts determined by each executive's "Relative Individual Performance"

To drive short-term financial performance, specifically by measuring results under our primary operating metric and the strength of each executive's individual performance (taking into consideration achievement of key strategic and operational objectives, execution of key initiatives and other factors)

Long-Term Incentive (Equity) (see page 46)	Performance share units, or PSUs, are earned based on the achievement of the following pre-established metrics over rolling 3-year cycles: ▪Cumulative Free Cash Flow ▪Relative Total Stockholder Return

To align compensation with stockholders,
PSUs constitute at least half of the long-term incentive award in 2021 and are designed to incentivize long-term value creation through stock and critical operating performance objectives over rolling 3-year periods

Time-based restricted stock unit awards serve a retention objective and further align executive interests with those of our stockholders, as the value of the grants increase or decrease with our stock price

Restricted Stock Units vesting over 3-year period

Investor Outreach & Our Say-on-Pay Vote
At our 2021 Annual Meeting of Stockholders, our say-on-pay proposal received support from 90.0% of the votes cast, which we believe indicates support for the description of our executive compensation program as disclosed in the 2021 proxy statement as well as overall support for our continuing pay-for-performance alignment. Under the Board's 2021 Investor Outreach Program, the Board reached out to stockholders representing approximately 75% of our outstanding shares and held in person meetings or calls with holders of approximately 20% of our outstanding shares (based on estimated holdings at the time of the outreach). These meetings were attended by Michael Williams, Independent Chairman of the Board, and Duncan Niederauer,
Chair of the Compensation Committee joined him at several of the meetings (see page 1).
Investors overall expressed support for our approach to executive compensation and generally agreed that performance metrics currently in use are appropriate for the Company and that pay appears to align with Company performance. No other feedback rose to the level of a theme. In response to the heightened interest expressed by some investors on diversity, equity and inclusion topics, we have expanded our discussion of named executive officer Relative Individual Performance to include those diversity, equity and inclusion achievements considered in connection with achievement under the 2021 annual cash incentive program.

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Strong Commitment to Compensation Best Practices:

61% of CEO target direct compensation opportunity is performance-based	Multiple performance metrics (relative & absolute and annual & long-term)
At least 50% of equity is tied to performance goals over a three-year performance period	RTSR PSUs capped at target when the absolute total stockholder returns are negative
Clawback Policy provides for the recoupment of both cash and equity compensation	Annual cash incentive program funding is based entirely on achievement of a financial objective
No option repricing without stockholder approval	No "golden parachute" excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation program
Double trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	No significant executive-only perquisites

Compensation Philosophy
Our compensation philosophy has the following key objectives:
▪The attraction, motivation and retention of high-performing executives;
▪A pay-for-performance focus that ties a significant portion of pay to business performance, both short- and long-term;
▪Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;
▪Reinforcement of ethical behavior and practices;
▪Discouragement of excessive risk; and
▪Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:
▪Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation to specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and
▪All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
In setting compensation, the Committee reviews a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
Peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular competitive level or utilize peer data in a formulaic manner. For additional information on our peer group, see "Our Peer Group" below in this CD&A.
As discussed in more detail below, individual pay levels vary based on individual experience, scope of responsibilities, past performance and expectations with respect to future performance and future leadership potential.

Components of Executive Compensation
Each named executive officer has a “target direct compensation” opportunity comprised in 2021 of both fixed (base salary) and “at-risk” (short- and long- term incentives) compensation.
The Committee considers a wide variety of factors when reviewing each element of executive compensation, including those set forth on the next page.

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How the Committee sets elements of Total Direct Compensation
Review Process	•Annual (but changes may be less frequent and are not guaranteed); or •Upon a promotion or material change in responsibilities
Factors

•Individual performance assessment, including input from our CEO*
•Extent of role’s impact on financial and strategic goals
•Internal pay equity
•Relative positioning to the peer group and other market comparables
•Period since last increase
•Retention concerns
•Expected future contributions

* CEO does not participate in discussions or decisions regarding his own compensation
A significant portion of “at-risk” compensation is tied to pre-established objective performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.
When designing executive compensation, the Committee also takes into account that significant decreases in realizable value for our NEOs could damage Company performance if our pay program does not offer sufficient incentive and retention value to our key executive talent.
In exceptional circumstances, the Committee may offer special incentive, retention or other bonus awards if such action is determined by the Committee to be necessary to achieve its incentive and retention goals. For additional information on the one-time Market Share Performance and Retention Awards granted by the Committee in the second half of 2020 and the special cash bonus award made to Ms. Wasser for her contributions to our 2021 performance, see pages 52 and 45, respectively.
In addition, the Company offers its NEOs severance protection and limited perquisites.

2021 Base Salary
In February 2021, the Committee approved base salaries for 2021 (each effective March 6, 2021) as set forth in the following table. The Committee determined not to increase the salary for our CEO, Ms. Helmkamp or Ms. Wasser.
In approving an increase to base salary for Ms. Simonelli, the Committee considered her outstanding performance in strengthening Realogy’s financial profile, including improvements to the Company's capital structure, the Company's expectations with respect to her contributions in 2021 and her positioning relative to the peer group.
In approving an increase to base salary for Mr. Gorman, the Committee considered his exemplary leadership of the Company's largest company owned brand, his significant contributions to the Company's strategic execution and his positioning relative to the peer group.
The base salaries for each NEO in 2021 is reflected in the table below.

2021 Annual Base Salaries
Name	Previous Year of Last Increase	2020 Annual Base Salary ($)	2021 Annual Base Salary ($)	Base Salary 2021 v. Base Salary 2020 (%)
Ryan Schneider	n/a	1,000,000	1,000,000	—%
Charlotte Simonelli	2020	750,000	900,000	20%
Katrina Helmkamp	2020	750,000	750,000	—%
M. Ryan Gorman	2020	600,000	750,000	25%
Marilyn Wasser	2020	600,000	600,000	—%

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2021 Annual Incentive (Cash)
Summary. All of our NEOs participate in an annual cash incentive program called the Executive Incentive Plan, or EIP. The EIP is entirely funded based on achievement against a Plan Operating EBITDA target.
The Committee selected Plan Operating EBITDA as the financial performance metric under the EIP due to its direct link to the success of Realogy’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.
Certain adjustments to Operating EBITDA were permitted under the EIP, including pension expense or the cost of certain litigation that differed from the 2021 Budget, the impact of foreign exchange movements, the impact of natural disasters (net of insurance reimbursements), and other items, determined at the discretion of the Committee, including extraordinary corporate transactions.

Key Facts: Annual Incentive (Cash)
Award Determined by	Plan Operating EBITDA and Relative Individual Contribution
Funding Mechanism	Achievement against Plan Operating EBITDA target
The total amount available for payouts under the EIP is limited by the funding provided by Plan Operating EBITDA results. EIP funding can range from 25% for threshold performance to maximum funding at 200%, with payouts determined by linear interpolation when achievement falls between performance levels.
While the EIP is funded by results against the objective Plan Operating EBITDA metric, each NEO’s award is subject to decrease or increase based on his or her Relative Individual Performance as determined in the discretion of the Committee.
2021 Target Annual Incentive. The Committee approved the following target opportunities (expressed as a percentage of earned salary) to the NEOs: (i) for the CEO, 200% target award opportunity (given his overall greater accountability for the performance of the Company), and (ii) for the other NEOs, 100% target award opportunity.
In determining to increase his target award opportunity from 150% to 200% of salary under the 2021 EIP, the Committee took into account competitive target annual incentive opportunities for leaders in Mr. Schneider's position, including among our peer group, and considered his significant contributions to the Company’s performance as well as his anticipated future contributions, noting the crucial role Mr. Schneider is expected to play in the continued execution of the Company’s long-term strategy and the potential business disruption likely to be caused by a loss of his services. The Committee believes these targets were consistent with market practice for each NEO position at the time the 2021 annual incentive program was established in February 2021.

2021 EIP Funding Calculation
Aggregate Participant Target Awards ($)	x	Plan Operating EBITDA Results (%)	=	Funded EIP Award Pool ($)

Individual 2021 EIP Awards Calculation
Funded EIP Award ($)	x	Relative Individual Performance (%)	=	Individual EIP Award ($)
2021 Target Funding Pool. The potential funding pool for the EIP was determined by aggregating the target opportunity of each of the CEO and the other members of the Executive Committee.
The 2021 EIP was funded by multiplying this aggregate target opportunity by the actual level of performance achieved (expressed as a percentage) against the Plan Operating EBITDA target. The aggregate value of awards earned under the EIP could not exceed this funding pool. Accordingly, any adjustments to awards based on consideration of Relative Individual Performance are restricted by this overall funding pool limit.

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Rigor in Setting the Plan Operating EBITDA Target. The target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2021, or the 2021 Budget.
The budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires a reasonable degree of stretch performance and operational excellence to achieve. To reinforce overall company growth, funding of the 2021 EIP was based solely on Plan Operating EBITDA for the consolidated Company.
While the 2021 Plan Operating EBITDA target was lower than actual Operating EBITDA reported by us for 2020, the Committee believed the 2021 EIP target was rigorous in large part due to the factors listed below. When setting the 2021 EIP target, the Committee also considered that the 2021 Budget:
▪forecasted mid-single digit homesale transaction volume growth; and
▪included targeted objectives for gains from organic growth opportunities and benefits from new cost saving initiatives.
However, the foregoing benefits were expected to be more than offset and be negatively impacted by:
▪the absence in 2021 of the approximately $150 million in temporary cost-savings implemented by the Company in the second and third quarters of 2020 as a result of the COVID-19 crisis
◦the 2021 target was higher than 2020 Operating EBITDA when adjusted to exclude these temporary cost-savings
▪continued pressure on the share of gross commission income paid by our company owned brokerages;
▪a decline in earnings from our mortgage origination joint venture, driven in part by potential declines in refinancing activity given the strength of this business in 2020, the cyclical nature of the industry, and potential increases in interest rates; and
▪forecasted expenses for growth investments in the business, including strategic initiatives focused on the retention and recruitment of independent sales agents in a highly competitive environment.
Balancing these factors, the Committee believed that the target set for the EIP was in fact rigorous, notwithstanding it being lower than the actual 2020 EIP achievement.
Had the Committee used 2020 Operating EBITDA ($726 million) as the 2021 EIP target, we would have also achieved a payout at maximum, using the same scaling for threshold and maximum achievement.
Historical EIP payouts based on performance against the Plan Operating EBITDA target set by the Committee, as shown in the table below, further demonstrate the level of rigor required to achieve payout under the plans.

Historical payouts under the EIP
2021	200%*
2020	200%*
2019	70%*
2018	44%*
2017	82%
2016	70%
2015	100%
2014	63%
Average of above	104%
*    Before application of Relative Individual Performance
Target and Actual 2021 Plan Operating EBITDA funding under the EIP
The table below sets forth the:
▪Pre-established Plan Operating EBITDA performance levels at threshold, target and maximum payout; and
▪Actual Plan Operating EBITDA performance achieved in fiscal 2021.

2021 Plan Operating EBITDA* Funding under the EIP
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$511
Target	100%	$601
Maximum	200%	$721
Actual	200%	$899
*    See Annex B. See Annex A for a definition and a reconciliation of Operating EBITDA to the most directly comparable GAAP measure.

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Relative Individual Performance Calculation.
The Committee, in collaboration with the full Board, establishes individual performance goals for our CEO at the beginning of the fiscal year based on our annual financial and strategic plan.
Likewise, each member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results.
Following the conclusion of the year, our CEO provided an in-depth review of his performance to the Board. After consultation with the Board, the Committee assessed the CEO's Relative Individual Performance, taking into account the following factors:
▪Achievement of key strategic and operational objectives;
▪Execution of key initiatives;
▪Execution of key talent management initiatives, including those related to diversity, equity and inclusion; and
▪Other factors identified as appropriate.
The CEO also presented the Committee with his assessment of the Relative Individual Performance of each member of the Executive Committee taking into consideration each executive's pre-established goals and the factors listed above.
The Committee reviewed and discussed each of the other NEO's Relative Individual Performance, taking into account the CEO's recommendations.
When determining each NEO's Relative Individual Performance, the Committee did not assign a specific weighting to any of the individual goals or factors, but considered progress and results against the objectives in the aggregate.
In determining to rank each NEO's Relative Individual Performance as meeting "target", the Committee considered, among other things, the following factors:
Mr. Schneider:
▪his role in Realogy’s strong 2021 financial performance and execution against key strategic goals, including, among other things:
◦the significant contribution the following factors made in Company Operating EBITDA growth (with year-over-year Operating EBITDA up 24% in 2021)
◦positioning the Company to capitalize on the sustained strength of demand in the U.S.
residential housing market—evidenced by U.S. Market Share increasing to 16.4% as of December 31, 2021 (on a trailing 12-month basis), led by Company strength in the high-end market and certain geographies
◦his role in moving the Company closer to the consumer, in particular with respect to advancing Realogy's RealSure joint venture, including the build-out of that venture's leadership team, the expansion of the availability of RealSure® Sell and the pilot of RealSure® Buy
◦enhancing our value proposition for affiliated agents and franchisees with differentiated technology and marketing products, including Listing ConciergeSM, RealVitalize®, and the launch of the customized MoxiWorks® product suite via our open technology ecosystem
◦strengthening our luxury leadership position through strategic acquisitions and partnerships and the expansion of the Corcoran franchise
◦focusing on our core business and improving our balance sheet, including through the planned sale of our title insurance underwriter in exchange for cash and a 30% interest in the resulting joint venture
▪his maintained focus on longer-term industry trends (including those related to potential industry disruption) and advancement of initiatives and opportunities intended to address such trends
▪his leadership during the ongoing COVID-19 crisis with respect to employee, agent and franchisee health and safety, including the reimagining of our corporate headquarters and move to permanent remote work for approximately half of employees as of December 31, 2021
▪improvements in the Company's capital structure, including the factors noted for Ms. Simonelli below
▪his continued execution against human capital management goals, demonstrated through our highest employee engagement scores to date in 2021 and the successful advancement of a diverse internal candidate to the Executive Committee in 2021
▪his oversight of key diversity, equity and inclusion efforts at the Company, including extending mandatory DEI goals to our broader senior

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leadership team as well as affiliated agent and franchisee DEI initiatives
▪his critical contributions to the development of Realogy's vision, in particular his strong leadership role in driving substantial change at the Company (including strategy, product, value proposition, talent and culture and capital allocation)
Ms. Simonelli:
▪her progress on our goal to reduce corporate indebtedness and improve our debt profile, including:
◦reducing net debt by $420 million year-over-year (excluding securitizations)
◦changing our debt mix so that a significant majority is now unsecured
◦extending maturities, with only $407 million of debt due before 2025 (excluding amortization payments), subject to earlier springing maturity in certain circumstances
◦holding our revolving credit facility balance at zero throughout 2021
◦reducing our Net Debt Leverage Ratio to 2.4x at December 31, 2021
◦holding the Company's Senior Secured Leverage Ratio (financial covenant under its credit agreements) under 1.0x throughout 2021
◦multiple corporate debt rating upgrades in 2021 by S&P and Moody's
◦the preparation for and structuring of our refinancing transactions in January 2022, which included our issuance of 5.25% Senior Notes, the proceeds of which were used, together with cash on hand, to redeem our 9.375% Senior Notes due 2027 and 7.625% Senior Secured Second Lien Notes
▪her work on improved management of expenditures and long-term cost saving initiatives, delivering substantial cost-savings in each of 2020 and 2021 (excluding temporary cost-saving measures implemented in 2020 in response to the COVID crisis)
▪her role as an executive sponsor of our REALDisabilities Employee Resource Group dedicated to supporting people with disabilities

Ms. Helmkamp:
▪her significant contributions to the further development of Realogy's lead generation programs and strategic collaborations, including through relationships with lenders and other external collaborations and internal referral programs
▪her active role in managing and mitigating the client and employee impacts related to the COVID-19 crisis and the Company's formerly planned sale of our employee relocation business
▪her oversight of cost controls during 2020 and 2021 at Cartus Relocation Services
▪her role as an executive sponsor of SERVICE, our employee resource group dedicated to veterans and her active participation in Realogy's Day of Understanding
▪her contributions to our diversity, equity and inclusion leadership strategy with respect to our global client network and global supply chain business
Mr. Gorman:
▪his recruiting and retention efforts at Coldwell Banker, with over 6% growth year-over-year in independent sales agents affiliated with company owned Coldwell Banker brokerages
▪his contributions to above-market homesale transaction volume growth at Coldwell Banker and Realogy Broker Group, year-over-year
▪his oversight of the Warburg Realty acquisition by Coldwell Banker Global Luxury in 2021, marking the brand’s expansion into Manhattan
▪his leadership role in progressing Realogy's RealSure joint venture, including his contributions to the availability of RealSure® Sell across 24 U.S. cities during 2021 and the launch of RealSure® Buy
▪enhanced the Company's reputation and advanced its strategic policy objectives through his widely-recognized position as a thought-leader in the residential real estate industry, including with respect to fair housing
▪his key contributions to DEI programs directed to affiliated agents and brokerages, in particular the extension of original Coldwell Banker initiatives like the Inclusive Ownership and Agents of Change programs to additional brands in 2021

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▪his role as an executive sponsor of our African American & Caribbean Employee Resource Group and his active participation in Realogy's Day of Understanding event
▪his role in launching the Black Agent Network to enable engagement and inclusion across Coldwell Banker's Black agents
Ms. Wasser:
▪her strong leadership with respect to legal, compliance, regulatory and governmental affairs matters and significant contributions to risk management, including leadership of the Company's Risk Management Committee and proactive measures on new and growing risks
▪her oversight of the Company's complex legal functions that in 2021 supported:
◦the Company's compliance with new state and local safety and operation rules associated with the COVID-19 pandemic
◦a substantial increase in the volume and complexity of agreements across the business
◦the successful resolution of certain significant outstanding litigation and contractual matters
◦regulatory matters, including compliance with data privacy laws and RESPA
▪her strategic support of critical corporate and commercial matters, including the provision of legal advice with respect to the Company's response to the COVID-19 crisis, liquidity and debt management, divestitures, and the ongoing transformation of our corporate headquarters to an open-plan innovation hub
▪her contributions to facilitating effective and efficient board interactions and engagement, in particular with respect to best corporate governance practice
▪her active involvement in our leadership role in fair housing, including making customized updated training available to diverse industry partners
▪the maintenance of the Company's robust culture of compliance, as demonstrated through the Company's 100% compliance rate by active employees for mandatory annual Code of Ethics training
▪her ongoing efforts to drive Realogy's supplier diversity program
2021 Payouts Earned under the EIP
The following table sets forth each NEO's target award and payout achieved:

Name	Target Award ($)	Combined 2021 financial and individual performance (%)	2021 Payout ($)
Ryan Schneider	2,000,000	200%	4,000,000
Charlotte Simonelli	871,154	200%	1,742,308
Katrina Helmkamp	750,000	200%	1,500,000
M. Ryan Gorman	721,154	200%	1,442,308
Marilyn Wasser	600,000	200%	1,200,000

Special Cash Bonus (Ms. Wasser)
The payment of bonus awards is not part of the regular executive compensation program of the Company and such payments are only granted by the Committee in recognition of extraordinary performance achievements. Based on the factors described below, the Committee determined to grant a special cash bonus payment to Ms. Wasser in recognition of her meaningful contributions to the Company's strong performance in 2021.
In granting a bonus payment in the amount of $300,000 to Ms. Wasser, the Committee took into account her active role in substantially all critical aspects of our business, including, during 2021:
▪execution against strategic initiatives and transactions such as our RealSure and Real Estate Auctions joint ventures and the planned sale of our title insurance underwriter (and formation of a title insurance underwriting joint

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venture) as well as the expansion of other key offerings like the RealVitalize® program;
▪advancement of Realogy's strategic policy objectives and efforts to build collaborative and effective relationships with industry organizations;
▪enhancements to the Company’s enterprise data governance program; and
▪her continued leadership during the ongoing COVID-19 crisis with respect to employee, agent and franchisee health and safety
In making this award, the Committee also considered the criticality of Ms. Wasser’s role at Realogy.

Long-Term Incentive (Equity)
Long-term incentives, or LTI, consists of equity awards granted under the Realogy 2021 Long-Term Incentive Plan.

2021 Long-Term Incentive Awards by Grant Type and Weighting
	Performance-Based Awards (Performance Share Units)		Time-Based Awards
	RTSR†	CFCF	RSUs
CEO	30%	30%	40%
Other NEOs	20%	30%	50%
†     The weighting above is based on the valuation approach used by the Committee to determine the appropriate allocation among the components of target direct compensation, rather than the grant date fair value of the awards.
Summary
In 2021, the Committee again allocated 60% of our CEO's long-term incentive compensation value to performance share units, or PSUs. The PSUs are tied to Company achievement against pre-established metrics over the three-year period ending December 31, 2023. Half of each other NEO's 2021 long-term incentive award was awarded in the form of PSUs.
The performance metrics used in the PSU program are Relative Total Stockholder Return, or RTSR, and Cumulative Free Cash Flow, or CFCF, each of which is explained under the heading "Performance Share Units" in this CD&A.
The remaining 2021 LTI award was comprised of time-based awards granted in the form of restricted stock units, or RSUs.
In setting the mix of equity, the Committee weighed its preference for performance-based awards against the retention benefits provided by time-based equity awards. The Committee noted the meaningful three-year ratable vesting period for RSU awards.
The Committee considered the following factors when determining each NEO’s 2021 LTI grant:
▪the need to provide sufficient long-term incentives;
▪the need to satisfy retention objectives;
▪a competitive pay analysis prepared by the Committee’s independent compensation consultant;
▪the executive’s expertise, experience and criticality to Realogy; and
▪individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.
The Committee kept the LTI awards flat, year-over-year, for Mr. Schneider, determining that the LTI opportunities appropriately recognized his role in the oversight of our entire operations. The Committee believes that Mr. Schneider’s 2021 LTI award is appropriate given that:
▪the majority of his LTI award is tied to the achievement of objective performance goals over a three-year performance cycle;
▪his broad scope of responsibilities and the critical role he plays in setting and executing the Company’s business strategy;
▪his equity awards are subject to both the Company's Clawback Policy as well as his continued compliance with the restrictive covenants in his employment agreement; and
▪his awards vest over a period of three years and will be forfeited if he is terminated for cause or voluntarily leaves his position.

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The Committee weighs PSU awards more heavily for Mr. Schneider than other NEOs, with 60% of his 2021 LTI target value tied to the RTSR or CFCF metric (as opposed to 50% weight for our other NEOs). Equal target compensation value was assigned to each of these PSU metrics for the 2021-2023 performance period for our CEO in order to provide further incentive to him to drive the creation of stockholder value through both stock performance and the Company’s generation of Free Cash Flow.
The Committee increased the target value of the LTI awards granted to Ms. Simonelli by approximately
13% to reflect her outstanding performance in strengthening Realogy’s financial profile, including improvements to the Company's capital structure, the Company's expectations with respect to her contributions in 2021 and her positioning relative to the peer group.
The following table shows the 2021 LTI awards granted to our NEOs as well as the aggregate LTI target direct compensation value assigned by the Committee and aggregate grant date fair market value of those awards.

2021 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards (#)(1)		Shares Underlying Time-Based Awards (#)	LTI Target Direct Compensation Value ($)(2)	Grant Date Fair Market Value ($)(2)
Name	RTSR(2)	CFCF	RSUs
Ryan Schneider	159,574	159,574	212,765	$7,500,000	$6,607,975
Charlotte Simonelli	19,148	28,723	47,872	1,350,000	1,242,949
Katrina Helmkamp	11,347	17,021	28,368	800,000	736,563
M. Ryan Gorman	11,347	17,021	28,368	800,000	736,563
Marilyn Wasser	15,602	23,404	39,007	1,100,000	1,012,773
_______________
(1)Shares underlying performance-based PSU awards and grant date fair market value are presented at target.
(2)The number of PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($14.10), while the grant date fair market value of $8.51 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.
Performance Share Units
Since 2014, Performance Share Unit, or PSU, awards have comprised at least half of the LTI award.
In 2021, the Committee allocated the following amounts of LTI target value to PSU awards:
▪60% of the CEO's LTI award; and
▪50% of other NEOs' LTI award.
The number of units that may be earned under each PSU award is a multiple of the target award, with such multiple based upon the achievement of the applicable performance metric over the three-year performance period.
The PSU awards granted in 2021 measure performance from January 1, 2021 to December 31, 2023. Likewise, the PSU awards that were earned for the three-year period ending December 31, 2021 were granted in 2019. Payouts are determined by linear interpolation when achievement falls between performance levels.
All of our currently outstanding PSU awards are based on two metrics—relative total stockholder return, or RTSR, and Cumulative Free Cash Flow, or CFCF.
PSUs are denominated in stock units, so the award value tracks Realogy stock price over the three-year performance period.
Earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle. Amounts earned are based upon the Committee's determination of results and are forfeitable if the Company does not meet pre-established threshold targets for CFCF and RTSR.

PSU award design incorporates feedback received during the Board's Investor Outreach Programs

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Relative Total Stockholder Return

RTSR PSU—Design Features
Metric Description	Total stockholder return relative to a hypothetical investment in the S&P MidCap 400 index
Target Direct Compensation Weighting	In 2021, PSU awards tied to RTSR were: - 50% of CEO PSU award - 40% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Threshold = 40% Target = 100% Maximum = 175%
Summary. The Relative Total Stockholder Return metric was initially adopted by the Committee as a PSU metric in 2015 at the recommendation of investors. Certain investors have continued to express support for this metric during the Board's Investor Outreach Program.
The RTSR metric focuses on Realogy stockholder returns relative to an index selected by the Committee—with outperformance against the index resulting in payouts above target and underperformance resulting in no payout, or payouts below target.
The Committee believes the RTSR metric aligns long-term executive compensation with the interests of our stockholders and is working as designed with:
▪NO payouts earned under any cycle completed to date, including the cycle ended December 31, 2021

Historical achievement RTSR PSU Cycles
Cycle	Shares Earned	Realized Value
2019 to 2021	0%	0%
2018 to 2020	0%	0%
2017 to 2019	0%	0%
2016 to 2018	0%	0%
2015 to 2017	0%	0%
▪Forecasted payouts under outstanding cycles reflect our improved relative stock price performance during the applicable periods

Forecasted achievement* RTSR PSU Cycles Outstanding at 12.31.21
2020 to 2022	Above target
2021 to 2023	Below target
* As of 12.31.21; actual results will be determined at the conclusion of the applicable three-year cycle
Mechanics of RTSR PSU Awards Granted in 2021. Consistent with prior RTSR PSU awards, payouts under the RTSR PSU award granted for the three-year performance period of January 1, 2021 to December 31, 2023 will be determined by measuring the difference at the end of the performance period between the:
▪total stockholder return realized through an investment in Realogy stock, and
▪total stockholder return realized through an investment in the applicable index.
Both calculations include dividends paid during the performance period, if any.

2021-2023 RTSR PSU Payout Formula
Realogy TSR (%)	minus	S&P MidCap 400 Index TSR (%)	=	RTSR (%)
The Committee protects against excessive awards by limiting payouts as follows:
▪if Realogy total stockholder returns are negative, the payout may not exceed 100%, regardless of our relative performance against the comparator index, and
▪the value of the shares of Realogy common stock to be issued in payment of the RTSR PSU award may not exceed 300% of the award's grant date fair market value.
The Committee may exercise negative, but not positive, discretion in determining the performance level achieved under this metric.
Benchmark Index. Target payouts for the 2021 RTSR PSUs will be earned for performance equal to the S&P MidCap 400 index. For every +/- 1% change in RTSR, the payout as a percentage of the target

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award will increase/decrease by 2%. Maximum payouts will be made at 175% of target if Realogy's TSR exceeds the S&P MidCap 400 index TSR by 37.5 percentage points, assuming Realogy's TSR is positive. Payouts will be made at threshold (40% of target) if Realogy's TSR trails the S&P MidCap 400 index by 30 percentage points.
In deciding to utilize an RTSR metric, the Committee recognized that many of our competitors are privately-held. In the absence of an index of publicly-traded companies engaged in a similar business to Realogy, the Committee will regularly evaluate the trading correlation between the S&P MidCap 400 index and our common stock and may determine to use another index or a custom peer group with respect to future grants, if any, tied to RTSR.
Cumulative Free Cash Flow
Summary. The Committee first used CFCF as a PSU metric in 2015. Target performance is set in-line with the Company’s strategic plan for the corresponding three-year period covering the award.
We do not disclose actual CFCF targets prior to the close of the related financial period for competitive reasons, but the 2021-2023 target exceeds the target for the 2020-2022 period and was aligned with the Company's 2021-2023 strategic plan when adopted. A threshold payout of 50% of the target award will be earned if 70% of target CFCF for the 2021-2023 period is achieved and a maximum payout of 200% of the target award will be earned if 130% of target CFCF is achieved.

CFCF PSU—Design Features
Metric Description	Cumulative Free Cash Flow generated by Realogy over a three-year period, as adjusted for items pre-established by the Committee
Target Direct Compensation Weighting	In 2021, PSU awards tied to CFCF were: - 50% of CEO PSU award - 60% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Target = 100% Threshold = 50% Maximum = 200%
The Committee has the authority to exercise negative or positive discretion to adjust the payout earned under this metric, including to take into account extraordinary corporate transactions or developments per the metric definition (see more detail below). The Committee has continued its use of the CFCF metric in the LTI because it believes the metric:
▪reflects the manner in which our stockholders measure Realogy’s operating performance;
▪aligns with our strategic imperatives, including investing in growth initiatives and other capital allocation priorities; and
▪is working as designed, with:
◦No or below target payouts earned under the first four completed PSU cycles, and —reflecting the Company's outstanding performance since the second half of 2020, maximum payout earned for the cycle ended on December 31, 2021

Historical achievement CFCF PSU Cycles
Cycle	Shares Earned	Realized Value*
2019 to 2021	200%	261%
2018 to 2020	72%	39%
2017 to 2019	0%	0%
2016 to 2018	55%	26%
2015 to 2017	97%	56%
*    Realized value is based on aggregate shares earned by NEOs times our stock price on the last day of the performance cycle vs. the Committee-approved target value of the awards
◦Forecasted payouts under outstanding cycles reflect the improvement in our financial performance during the applicable periods

Forecasted achievement* CFCF PSU Cycles Outstanding at 12.31.21
2020 to 2022	Above target
2021 to 2023	Above target
*    As of 12.31.21; actual results will be determined at the conclusion of the applicable three-year cycle
Mechanics of CFCF PSU Awards Granted in 2021. At the time of grant, the Committee pre-established the CFCF target and permitted enumerated adjustments for determining CFCF results for the three-year period that include increases or decreases that differ from

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the cash amounts assumed in the forecast underlying the target. Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period.
The Committee incorporated investor feedback from the 2018 Investor Outreach Program in the PSU awards granted since 2019, such that the calculation of CFCF excludes any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the CFCF target goal.

Other specific adjustments for the 2021 CFCF metric relate to the use of cash that differs from management’s budget and are used for:
▪former parent legacy payments;
▪taxes;
▪pension payments;
▪business optimization & restructuring expenses;
▪extinguishment of debt;
▪obligations under the relocation securitization programs; and
▪litigation and regulatory compliance, net of insurance reimbursement.
Achievement Against Performance Metrics and Payouts under the 2019-2021 PSU Award Cycle
On February 24, 2022, the Committee made the following determinations with respect to the PSU awards granted in 2019 that measured performance over a three-year performance period ended December 31, 2021:
No payout was earned under the RTSR metric.

Relative Total Stockholder Return Results 0% Payout Earned (2019-2021 Cycle)
Realogy TSR	S&P MidCap 400	Actual Relative TSR	Payout
-2%	61%	-63%	0%
RTSR Performance Range (2019-2021 Cycle)
▪Target if RTSR is equal to the
S&P MidCap 400 Index
▪Maximum if RTSR better than +37.5%
▪Threshold if RTSR is better than -30%
Maximum payout was earned under the CFCF metric.

The following table sets forth the:
▪Pre-established CFCF performance levels over the three-year period of January 1, 2019 to December 31, 2021 at threshold, target and maximum payout; and
▪Actual CFCF performance achieved during the 2019 to 2021 period.
Given the Company's strong performance, the Committee determined in February 2022 not to make any adjustments permitted under the 2019-2021 CFCF PSU awards as such adjustments would have had the net impact of positively increasing the level of Cumulative Free Cash Flow achieved.

Cumulative Free Cash Flow† Results 200% Payout Earned (2019-2021 Cycle)
Performance Level	Payout as % of Target	CFCF (in millions)
Threshold	50%	914
Target	100%	1,157
Maximum	200%	1,432
Actual	200%	1,649
† See Annex B. Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period. See Annex A for a definition and a reconciliation of Free Cash Flow to the most directly comparable GAAP measures.

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The table below shows the aggregate shares earned by NEOs under the 2019-2021 PSU cycle, along with the payout value of those shares based on the results discussed above.

Aggregate Payouts Earned under the 2019-2021 PSU Award Cycle
Name	Target Award ($)	Aggregate Shares Earned (#)(1)	2021 Payout Value ($)(1)	Target Value Realized (%)(2)(3)
Ryan Schneider	4,500,000	344,226	$5,786,439	129%
Charlotte Simonelli	550,000	57,794	971,517	177%
Katrina Helmkamp	500,000	45,896	771,512	154%
M. Ryan Gorman	350,000	32,128	540,072	154%
Marilyn Wasser	650,000	59,664	1,002,952	154%
_______________
(1)Shares earned includes the value of dividend equivalent units accrued on earned shares and 2021 payout value is based on $16.81 per share, the closing market price of Realogy common stock on the NYSE on December 31, 2021 (the last day of the performance cycle).
(2)Target value realized represents the 2021 payout value divided by the target award.
(3)All 2019-2021 PSU awards were granted on February 28, 2019, other than Ms. Simonelli's awards, which were granted on March 25, 2019 upon her commencement of employment with the Company.

Outstanding PSU Cycles
See page 6 of this proxy statement for the status of outstanding PSU cycles as of December 31, 2021. Actual results will be determined based upon results under the applicable metric at the conclusion of the applicable three-year cycle.
Time-Based Awards
Restricted Stock Units. Vesting restrictions on restricted stock units, or RSUs, lapse over three years, with 33.33% lapsing on each anniversary of the grant date.
When setting LTI awards, our Committee considers the important role of RSUs in:
▪encouraging executive retention; and
▪aligning the interests of our NEOs with the interests of our stockholders, as the value of these time-based awards will increase or decrease with the value of our stock.
Dividend Equivalent Units. PSUs and RSUs are entitled to be credited with dividend equivalent rights related to any cash dividend paid by Realogy. Options do not carry dividend equivalent rights. Realogy has not declared a dividend since the fourth quarter of 2019. Any additional units that that may credited as dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.

2022 Annual and Long-Term Incentive Programs
In February 2022, the Committee determined that the design of the 2022 annual cash and long-term equity incentive awards would be substantially consistent with the design of the 2021 program.
Specifically, the 2022 Executive Incentive Plan will continue to be funded based upon the achievement of EBITDA with individual payouts under the plan based Relative Individual Performance. NEO target awards under the EIP remain unchanged.
2022 long-term incentive awards consist of the same forms of equity and weighting as set forth on page 46, with the 2022 to 2024 PSU awards continuing to be based on RTSR and CFCF. See the "2022 Long-Term Incentive Awards" table on the next page.

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2022 Long-Term Incentive Awards
The table below sets forth the LTI grants made to our NEOs by the Committee, effective March 1, 2022.

2022 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards(1)		Shares Underlying Time-Based Awards	LTI Target Direct Compensation Value ($)(1)(2)	Grant Date Fair Value ($)(1)(2)
Name	RTSR (#)(2)	CFCF (#)	RSUs (#)
Ryan Schneider	125,000	125,000	166,666	7,500,000	6,796,250
Charlotte Simonelli	16,666	25,000	41,666	1,500,000	1,406,158
Katrina Helmkamp	8,888	13,333	22,222	800,000	749,945
M. Ryan Gorman	8,888	13,333	22,222	800,000	749,945
Marilyn Wasser	12,222	18,333	30,555	1,100,000	1,031,186
______________
(1)Shares underlying performance-based PSU awards, LTI target direct compensation value and grant date fair market value are presented at target.
(2)The number of target PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($18.00), while the grant date fair market value of $12.37 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.

2020 One-Time Market Share Performance & Retention Awards
In the second half of 2020, the Committee granted each NEO a cash-based performance incentive award tied to a market share metric (each, a "Market Share Performance Award") and a time-vested cash award (each, a "Retention Award").
The Market Share Performance Award (weighted 75% of the total award for the CEO and 50% for the other executive officers) requires achievement of growth in Realogy's share of existing homesale transaction volume over a two-year period ending September 30, 2022, with an additional performance period applicable to the CEO based upon market share growth for the one-year period ending September 30, 2023.
The Committee established a two-year performance period for the Market Share Performance Award applicable to all NEOs in order to motivate performance over the longer term and established an additional cycle covering 2022 to 2023 for the CEO to incentivize continued growth in the context of a multi-year performance program. The Committee determined to grant a cash-based award due to limitations on the availability of shares under the 2018 Long-Term Incentive Plan and based on retention considerations.
Factors Considered by the Committee. In selecting market share growth as the performance metric for the Market Share Performance Award, the Committee took into consideration that this metric would require the management team to successfully execute multiple strategic initiatives over the performance period, including the:
▪recruitment and retention of independent sales agents affiliated with our company owned brokerages;
▪attraction and retention of franchisees; and
▪delivery of products and programs, including lead generation programs and products that are appealing to consumers and/or make independent sales agents and brokerages more productive and their businesses more profitable.
The Committee also noted that success on the market share metric could favorably impact other key strategic initiatives, including enabling the Company to gain greater transaction economics through our ancillary businesses. In addition, the market share metric added an objective performance criteria focused on top-line business growth.
In addition, the Committee discussed that the mix of metrics utilized in the regular performance-based compensation program offered protection against the potential for unintended incentives under the Market Share Performance Award, as the pursuit of unprofitable market share would have an adverse impact on both the Operating EBITDA and Free Cash Flow metrics utilized in the Company's annual and long-term based compensation program.

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Market Share Award—Design Features
Metric Description	Growth in market share over a two-year period ending September 2022 CEO has an additional performance period ending September 2023 Market share at September 30, 2020 was 15.0%
Target Opportunity ($)	CEO = 1.5x base salary, per performance period Other NEOs = 1.0x base salary
Opportunity Range (%)	Target = 100% Threshold = Not applicable Maximum = Not applicable
The Committee's consideration of the Market Share Performance Award and Retention Award took place over several meetings, including during the period of heightened volatility due to the COVID-19 crisis. In establishing the retention component of the award, the Committee considered that the NEOs had experienced significant decreases in realizable value of target direct compensation in the past several years (including the impact of the voluntary temporary salary reductions in place for part of 2020 as a result of the COVID-19 crisis). The Committee recognized that these declines in realizable value may disadvantage the Company going forward as, at the time the award was made, equity awards granted between 2017 to 2019 offered limited incentive or retentive value to the key executive talent that is critical to the execution of our long-term strategy and future growth potential. The Committee also acknowledged the competitive landscape for executive talent and the potential business disruption likely to be caused by a loss of our NEOs' expertise. The Committee also discussed the outstanding performance of the NEOs, in particular Mr. Schneider, in light of the challenges presented during 2020.
The Committee believes that the Retention Awards successfully achieved their intended purpose, as all of our historical NEOs (except one) who received such award were retained during a period of extreme volatility.
Mechanics. The Market Share Performance Award will be earned if our market share (as measured by our transaction volume for existing home sale transactions) as of September 30, 2022 exceeds our 15.0% of market share as of September 30, 2020
(and, for the additional performance period applicable to the CEO, if market share on September 30, 2023 exceeds market share on September 30, 2022). No amounts will be earned if the performance metric is not satisfied. As of December 31, 2021, our market share had increased to 16.4%, and accordingly, the Market Share Performance Awards were tracking to pay out at target, subject to actual results at the end of the award cycle.
Market share is measured by the ratio of:
▪Homesale transaction volume (sides times average price) in which Realogy’s owned brokerages and franchisees participate to
▪All existing homesale transactions in the U.S. as reported by the National Association of Realtors (NAR), regardless of whether an agent or broker was involved in the transaction—calculated by doubling the number of existing homesale transactions reported by NAR to account for both the buy and sell sides of a transaction multiplied by NAR's average sales price.
Each participant generally must remain employed with the Company throughout the applicable performance period in order to be eligible to receive a payout of the Market Share Performance Award. If a participant’s employment is terminated without cause or due to his or her death, disability, or retirement during the applicable performance period, such participant will be eligible to receive a pro-rata amount of the Market Share Performance Award based on actual performance.
The Retention Award was subject to forfeiture if the applicable NEO retired or terminated employment with the Company with or without cause or for good reason and was equal to 100% base salary for each NEO, including the CEO. These awards are reported in the Bonus column of the Summary Compensation Table for 2021.
Our Clawback Policy applies to both the Market Share Performance Award and the Retention Award, which will allow our Board of Directors to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of the participant’s restrictive covenants with the Company, including those related to non-competition and non-solicitation.

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Stock Ownership Requirements
Realogy’s Stock Ownership Guidelines encourage stock ownership among the Executive Committee members to further the objective of aligning our executives’ interests with those of our stockholders.

Stock Ownership Guidelines
CEO	6x salary
Other EC Members	3x salary
Under Realogy’s stock ownership guidelines, members of the Executive Committee are required to own shares of our common stock equal to a specified multiple of their annual base salary. Realogy common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement. Options and unearned PSUs are not counted.
Compliance must be achieved within five years of becoming an Executive Committee member. Executive Committee members must retain one-half of the net shares upon exercise of an option (after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until the Executive Committee member has met his or her minimum ownership level. In the event that an Executive Committee member has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.
Mr. Schneider, Ms. Simonelli and Ms. Wasser satisfied the ownership requirements as of December 31, 2021. Ms. Helmkamp and Mr. Gorman have five years from the date they became a member of the Executive Committee to meet the ownership requirement.

Limited Other Benefits and Perquisites
Our compensation program does not include material other benefits or perquisites.
All employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 60% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.
In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity under that plan. None of our NEOs participate in a now-closed, defined benefit pension plan and excess benefit plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance.

Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third trading day following the release of full year earnings results and the filing of our Annual Report on Form 10-K. In 2022, we issued our earnings release prior to the filing of our Form 10-K and in advance of the Committee meeting and, accordingly, LTI awards were issued on the third trading day following the filing of our Form 10-K. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For determining the grant date fair value of PSUs that have an RTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value.

Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to our common stock, and no waiver from that prohibition may be granted by the Company.

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Tax Considerations
The Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2021 and future years, despite the elimination of the performance-based compensation exemption upon the passage of the Tax Cuts and Jobs Act in December 2017.

Clawback Policy

Clawback Policy Overview
Who does the Clawback Policy apply to?	Current and former Section 16 officers
What compensation can be clawed back?	Cash incentive or equity-based compensation
What situations give rise to claw back?
The Committee has discretion to claw back compensation in the event of:
- A material restatement or adjustment to the financial statements that would have had the effect of reducing incentive compensation received in past three years
- Misconduct, including knowing legal/regulatory breaches, fraud, knowing misrepresentations and corruption resulting in material financial or reputational harm

In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Realogy (which include non-compete and non-solicitation provisions) pursuant to which the Company can clawback severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.

Severance Protection
As described in more detail under “—Agreements with Named Executive Officers” and “—Potential Payments upon Termination or Change in Control,” each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “good reason” by the executive.
For each of our NEOs, severance pay is equal to a multiple of the sum of annual base salary and target annual incentive, along with the continuation of welfare benefits. The severance multiple for our CEO is 200% and for each other NEO is 100% (although, in the case of a qualifying termination of employment within twenty-four months following or in connection with a change in control of the Company, their multiple is 200%).
The higher multiples of base salary and target bonus payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an executive’s employment without cause or by the executive for good reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.

Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. See “Governance of the Company—Oversight of Risk Management” for additional information on the Committee’s process.

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Role of Committee, Advisors and Executives in Setting Executive Compensation
All of the members of the Committee are Independent Directors.
The Committee has the power and authority to oversee our compensation policies and programs and makes all compensation-related decisions for our NEOs. While the Committee may take into account recommendations from its independent compensation consultant as well as the CEO (other than with respect to his own compensation), the Committee has final approval over all compensation decisions for our executive officers.

Key Facts: Independent Compensation Consultant
Committee’s Independent Compensation Consultant	Meridian Compensation Partners, LLC, or Meridian
Annual Independence Assessment	Meridian’s independence was assessed and confirmed by the Committee in 2021
Key Services Provided to the Committee in 2021
Meridian provides the Committee with analyses and advice on Executive & Director compensation matters, including in 2021:

- Competitive market pay analyses utilizing peer group and survey data

- Short- and long-term incentive program design for 2021 and 2022

- Recommendations with respect to revisions to the compensation peer group for utilization in pay analyses commencing in 2022

- Recommendations with respect to changes to Director compensation implemented in May 2021

The Committee’s independent compensation consultant reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee. In 2021, the Committee’s independent compensation consultant provided de minimis services not related to executive or director compensation and/or to management.
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to salary adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives. The Company’s Chief People Officer participates in the data analysis process.

Our Peer Group
The Committee annually reviews our compensation peer group in consultation with its independent compensation consultant.
2021 Peer Group. Based on its review in the third quarter of 2020, the Committee determined that the existing peer group continued to provide it with a reasonable view of the market in which Realogy competes for executive talent.
In November 2020, the Committee received a detailed and comprehensive analysis of peer group information and general industry survey data designed by its independent compensation consultant to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
The Committee considered the analysis presented at its November 2020 meeting as well as an evaluation of executive performance in early 2021 in setting NEO compensation for 2021.
2022 Peer Group. In the second half of 2021, the Committee determined to expand its peer group to include five businesses that had more recently become publicly traded or had revised their business model to be more comparable to the Company.

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The Committee also determined to remove three businesses from its peer group and to replace one business with a similar business that was more comparable to the Company in size.
The Committee utilized this revised peer group in connection with its consideration of NEO compensation for 2022.
Peer Group Generally. As many of the Company’s closest peers continue to be privately held (or comprise a part of a much larger reporting company), the Committee also uses peers in industries that resemble the Company’s cyclicality, business model and financial performance or that are influenced by the housing market or share traits of our other business units.

Although the firms in our peer group employ executives with a skill set comparable to those of the Company, many operate in businesses with very different business cycles from residential real estate. Accordingly, the Committee has not relied on our compensation peer group when constructing the RTSR metric for PSU awards and recognizes the need to look beyond that peer group, to other more broad-ranging survey data when setting executive compensation. However, the Committee considers only aggregated survey data, not the identity of the individual survey data companies.
In terms of size, compared to our 2021 peer group, based upon data as of and for the year ended December 31, 2021, Realogy’s revenues were at the 51st percentile and its market capitalization was lowest of the peers.

Realogy 2021 Peer Group
Company (1)	Revenue ($)(3) (in millions)	Market Cap ($)(3) (in millions)	Primary Comparable Category
Arthur J. Gallagher & Co.	$7,974	$35,169	Brokerage business model
First American Financial Corporation	$9,214	$8,587	Insurance company with title segment
Fortune Brands Home & Security, Inc.	$7,656	$14,510	Influenced by housing market
Hyatt Hotels Corporation	$1,445	$10,545	Franchisor
Jones Lang LaSalle Incorporated	$11,046	$13,593	Real estate services provider
KB Home	$5,725	$3,913	Influenced by housing market
Leggett & Platt, Incorporated	$5,073	$5,490	Influenced by housing market
PulteGroup, Inc.	$13,927	$14,472	Influenced by housing market
Toll Brothers, Inc.	$9,018	$8,713	Influenced by housing market
Avis Budget Group, Inc.(2)	$9,313	$11,706	Franchisor
CBRE Group, Inc.(2)	$27,746	$35,589	Real estate services provider
Hertz Global Holdings, Inc.(2)	$7,336	$11,832	Franchisor
Travel + Leisure Co.(2)	$3,134	$4,773	Franchisor
_______________
(1)The 2022 peer group, utilized by the Committee in setting 2022 executive compensation, also includes:

Company	Revenue ($)(3) (in millions)	Market Cap ($)(3) (in millions)	Primary Comparable Category
Compass, Inc.	$6,421	$3,698	Real estate brokerage company
eXp World Holdings, Inc.	$3,771	$4,971	Real estate brokerage company
Opendoor Technologies Inc.	$8,021	$8,950	iBuyer & home swap market
Redfin Corporation	$1,923	$4,049	Real estate brokerage company
Zillow Group, Inc.	$8,147	$16,159	Real estate services platform
Cushman & Wakefield plc	$9,389	$4,970	Commercial real estate services
(2)Removed from 2022 peer group.
(3)Based on publicly-available information from the S&P Capital IQ database’s definition of Total Revenue and Market Capitalization as of December 31, 2021.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Realogy Holdings Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Duncan L. Niederauer (Chair)        Fiona P. Dias
Matthew J. Espe            Michael J. Williams

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2021 Summary Compensation Table
The table below sets forth the compensation we provided in 2021, 2020 and 2019 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)(6)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)(7)	Change in Pension Value / Non-qualified Deferred Comp Earnings ($)(8)	All Other Compen-sation ($)(9)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2021	1,000,000	1,000,000	6,607,955	—	4,000,000	—	11,292	12,619,247
	2020	789,231	—	7,258,745	—	3,115,384	—	6,956	11,170,316
	2019	1,000,000	—	5,058,634	1,500,000	1,050,000	—	189,876	8,798,510
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2021	871,154	750,000	1,242,939	—	1,742,308	—	11,186	4,617,587
	2020	669,231	300,000	1,174,255	—	1,511,538	—	6,636	3,661,660
	2019	475,000	—	1,764,462	219,999	332,500	—	8,704	2,800,665
Katrina L. Helmkamp President and CEO, Realogy Leads Group and Cartus	2021	750,000	750,000	736,548	—	1,500,000	—	11,186	3,747,734
	2020	669,231	—	782,834	—	1,511,538	—	26,864	2,990,467
	2019	650,000	—	716,295	199,998	455,000	—	8,805	2,030,098
M. Ryan Gorman President and CEO, Realogy Brokerage Group and CEO, Coldwell Banker	2021	721,154	600,000	736,548	—	1,442,308	—	10,866	3,510,876
Marilyn J. Wasser Executive Vice President and General Counsel	2021	600,000	900,000	1,012,768	—	1,200,000	—	10,866	3,723,634
	2020	530,769	—	1,076,403	—	1,200,000	—	5,008	2,812,180
	2019	500,000	—	931,203	259,998	350,000	—	7,354	2,048,555
_______________
(1)Mr. Gorman became a named executive officer for the first time in 2021.
(2)The following were the annual base salaries payable to each of the named executive officers as of December 31, 2021: Mr. Schneider, $1,000,000; Ms. Simonelli, $900,000; Ms. Helmkamp, $750,000; Mr. Gorman, $750,000; and Ms. Wasser, $600,000.
(3)See "—Compensation Discussion and Analysis—One-Time Market Share Performance & Retention Awards" for a discussion of the retention component of the award (which was paid in 2021) and "—Special Cash Bonus (Ms. Wasser)" for additional information.
(4)As more fully described in footnotes (5) and (6), the table reflects the aggregate grant date fair value of equity awards granted in 2021 computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(5)On February 25, 2021, the Company made grants to our named executive officers under its 2021 long-term incentive program. Under the program, each named executive officer received two performance share unit awards (one based upon a Relative Total Stockholder Return metric and the other based upon a Cumulative Free Cash Flow metric) and a restricted stock unit award.
For all named executive officers the performance share unit award based upon the relative total stockholder return metric has a grant date value of $8.51 per share, and the performance share unit award based upon the Cumulative Free Cash Flow metric and the restricted stock unit award both have a grant date value of $14.10 per share.

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The table below sets forth the allocation of the grant date fair value of the 2021 long-term incentive awards (including performance share unit awards and restricted stock unit awards) granted to the named executive officers:

Name	CFCF PSUs ($)	RTSR PSUs ($)	RSUs ($)
Ryan M. Schneider	$2,249,993	$1,357,975	$2,999,987
Charlotte C. Simonelli	404,994	162,949	674,995
Katrina Helmkamp	239,996	96,563	399,989
M. Ryan Gorman	239,996	96,563	399,989
Marilyn J. Wasser	329,996	132,773	549,999
See "—Grants of Plan-Based Awards for Fiscal 2021" for additional information.
(6)The grant date fair value of the performance share unit awards assuming achievement of the highest level of performance (175% of the target award for the PSU grant based upon the relative total stockholder return metric and 200% of the target award for the PSU grant based upon the Cumulative Free Cash Flow metric) for each of the NEOs is as follows:

Name	CFCF PSUs Maximum Payout ($)	RTSR PSUs Maximum Payout ($)	Total PSUs Maximum Payout ($)
Ryan M. Schneider	$4,499,987	$2,376,456	$6,876,443
Charlotte C. Simonelli	809,989	285,162	1,095,151
Katrina Helmkamp	479,992	168,985	648,977
M. Ryan Gorman	479,992	168,985	648,977
Marilyn J. Wasser	659,993	232,353	892,346
See "—Grants of Plan-Based Awards for Fiscal Year 2021" for additional information.
(7)Amounts for 2021 represent cash awards earned under the 2021 Executive Incentive Plan.
(8)None of our named executive officers is a participant in any defined benefit pension arrangement. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.
(9)Amounts for 2021 represent for each named executive officer: 401(k) plan matching contributions (in the amount of $10,440 for each name executive officer) and the value of insurance premiums paid by the Company for supplemental death insurance.

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Grants of Plan-Based Awards for Fiscal Year 2021
The following table sets forth information concerning each grant of an award made in 2021 to our named executive officers under any plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award	Grant Date	Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Ryan M. Schneider	EIP(1)	02/25/21	500,000	2,000,000	4,000,000
	RTSR(2)	02/25/21				63,830	159,574	279,255				1,357,975
	CFCF(3)	02/25/21				79,787	159,574	319,148				2,249,993
	RSU(4)	02/25/21							212,765			2,999,987
Charlotte C. Simonelli	EIP(1)	02/25/21	217,789	871,154	1,742,308
	RTSR(2)	02/25/21				7,659	19,148	33,509				162,949
	CFCF(3)	02/25/21				14,362	28,723	57,446				404,994
	RSU(4)	02/25/21							47,872			674,995
Katrina L. Helmkamp	EIP(1)	02/25/21	187,500	750,000	1,500,000
	RTSR(2)	02/25/21				4,539	11,347	19,857				96,563
	CFCF(3)	02/25/21				8,511	17,021	34,042				239,996
	RSU(4)	02/25/21							28,368			399,989
M. Ryan Gorman	EIP(1)	02/25/21	180,289	721,154	1,442,308
	RTSR(2)	02/25/21				4,539	11,347	19,857				96,563
	CFCF(3)	02/25/21				8,511	17,021	34,042				239,996
	RSU(4)	02/25/21							28,368			399,989
Marilyn J. Wasser	EIP(1)	02/25/21	150,000	600,000	1,200,000
	RTSR(2)	02/25/21				6,241	15,602	27,304				132,773
	CFCF(3)	02/25/21				11,702	23,404	46,808				329,996
	RSU(4)	02/25/21							39,007			549,999
_______________
(1)The non-equity incentive plan awards represent grants made under the 2021 Executive Incentive Plan, or EIP. The performance criteria under the EIP for each named executive officer was 2021 Plan Operating EBITDA. Funding based on achievement of Plan Operating EBITDA could range from 25% for threshold performance to maximum funding at 200%. Each executive officer's potential award was subject to decrease or increase based on his or her Relative Individual Performance - provided that the aggregate value of awards under the EIP could not exceed the funding level achieved (e.g., any increase in a participant's award must result in a decrease in another participant's award). The target incentive award payable to our named executive officers in 2021 was 100% of their respective earned salaries, or in the case of Mr. Schneider, 200% of earned salary.
(2)The relative total stockholder return performance share unit award under this column for each named executive officer represents the potential threshold, target and maximum number of shares that may be earned (40%, 100% and 175% of target). Vesting of the RTSR performance share unit award is contingent upon achievement of the following metric: Realogy's total stockholder return relative to the S&P MidCap 400 index ("RTSR") for the three-year performance period ending December 31, 2023. Payouts under the RTSR metric will be based upon the extent to which Realogy's total stockholder return for the three-year period performs relative to the S&P MidCap 400 index total stockholder return. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-

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for-one basis. See —Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Relative Total Stockholder Return for a further discussion.
(3)The Cumulative Free Cash Flow ("CFCF") performance share unit award under this column for each named executive officer represents the potential threshold, target and maximum number of shares that may be earned under a performance share unit award (50%, 100% and 200% of target). Vesting of the CFCF performance share unit award is contingent upon achievement of the Cumulative Free Cash Flow goal for the three-year performance period ending December 31, 2023. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "—Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Cumulative Free Cash Flow" for a further discussion.
(4)Consists of a restricted stock unit award that vests in three equal annual installments on February 25, 2022, 2023 and 2024.
(5)Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2021 held by our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(10)		Market Value of Shares of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Ryan M. Schneider					38,248	(2)	642,949
					206,186	(4)	3,465,987
					212,765	(5)	3,576,580
								463,916	(6)	7,798,428
								405,927	(7)	6,823,633
								319,148	(8)	5,364,878
								159,574	(9)	2,682,439
	261,234	—	32.80	10/23/2027
	158,005	52,669	25.35	03/01/2028
	216,763	216,763	13.60	02/28/2029
Charlotte C. Simonelli					9,634	(2)	161,948
					29,191	(3)	490,701
					41,237	(4)	693,194
					47,872	(5)	804,728
								74,226	(6)	1,247,739
								43,299	(7)	727,856
								57,446	(8)	965,667
								19,148	(9)	321,878
	39,285	39,286	11.79	3/25/2029
Katrina L. Helmkamp					7,650	(2)	128,597
					27,492	(4)	462,141
					28,368	(5)	476,866
								49,484	(6)	831,826
								28,865	(7)	485,221
								34,042	(8)	572,246
								11,347	(9)	190,743
	28,901	28,902	13.60	02/28/2029

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(10)		Market Value of Shares of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
M. Ryan Gorman					5,355	(2)	90,018
					20,618	(4)	346,589
					28,368	(5)	476,866
								37,112	(6)	623,853
								21,650	(7)	363,937
								34,042	(8)	572,246
								11,347	(9)	190,743
	1,500	—	17.50	04/30/2022
	3,000	—	27.00	10/10/2022
	4,042	—	44.52	08/01/2023
	12,639	4,214	25.35	03/01/2028
	20,231	20,231	13.60	02/28/2029
Marilyn J. Wasser					9,946	(2)	167,192
					37,801	(4)	635,435
					39,007	(5)	655,708
								68,040	(6)	1,143,752
								39,690	(7)	667,189
								46,808	(8)	786,842
								15,602	(9)	262,270
	25,000	—	17.50	04/30/2022
	72,000	—	27.00	10/10/2022
	8,082	—	47.49	02/27/2024
	13,574	—	46.47	02/26/2025
	21,877	—	32.63	02/26/2026
	32,500	—	27.70	02/28/2027
	27,387	9,129	25.35	03/01/2028
	37,572	37,572	13.60	02/28/2029
_______________
(1)Options with an expiration date of March 1, 2028, February 28, 2029 and March 25, 2029 become exercisable as to twenty-five percent (25%) of the total shares subject to the option on each of the first four anniversaries of their respective dates of grant (March 1, 2018, February 28, 2019 and March 25, 2019, respectively).
(2)Represents unvested shares under a 2019 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 28, 2019 for each participating NEO, other than Ms. Simonelli who has a grant date of March 25, 2019).
(3)Represents the unvested shares under a restricted stock unit award, which vest at the rate of one-third of the number of shares on each of the first three anniversaries from the date of grant (March 25, 2019).
(4)Represents unvested shares under a 2020 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 27, 2020 for each participating NEO).
(5)Represents unvested shares under a 2021 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 25, 2021 for each participating NEO).
(6)Represents a 2020 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2022 based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out above the target level based upon performance as of December 31, 2021 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—200% of target).
(7)Represents a 2020 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2022 based upon Realogy's total stockholder return relative to the S&P MidCap 400 index. The

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award would have paid out above the target level based upon performance as of December 31, 2021 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—175% of target).
(8)Represents a 2021 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2023 based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out above the target level based upon performance as of December 31, 2021 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—200% of target).
(9)Represents a 2021 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2023 based upon Realogy's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the target level based upon performance as of December 31, 2021 and accordingly the shares represent the target number of shares that may be earned (the next highest performance level—100% of target).
(10)The amounts reported in this column includes accrued dividend equivalents to the extent granted prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019. Dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.
(11)Calculated using the closing price of our common stock on the NYSE on December 31, 2021 of $16.81.
Option Exercises and Stock Vested for Fiscal Year 2021
The following table sets forth information with respect to the vesting of restricted stock units and performance stock units for each of our named executive officers during 2021. No options were exercised by any named executive officer during 2021.

	Stock Awards(1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	506,416	8,233,724
Charlotte C. Simonelli	117,235	1,857,407
Katrina Helmkamp	73,236	1,202,526
M. Ryan Gorman	50,295	814,205
Marilyn J. Wasser	93,931	1,520,080
_______________
(1)The shares acquired upon vesting, and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Ryan M. Schneider	2/26/2021	(d)	38,248	15.08	576,780
	2/26/2021	(e)	103,092	15.08	1,554,627
	3/1/2021	(f)	20,850	15.15	315,878
	12/31/2021	(i)	344,226	16.81	5,786,439
	12/31/2021	(j)	—	16.81	—
	Total		506,416		8,233,724
Charlotte C. Simonelli	2/26/2021	(e)	20,618	15.08	310,919
	3/25/2021	(g)	9,633	14.81	142,665
	3/25/2021	(g)	29,189	14.81	432,289
	12/31/2021	(i)	57,795	16.81	971,534
	12/31/2021	(j)	—	16.81	—
			117,235		1,857,407

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Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Katrina Helmkamp	2/26/2021	(d)	7,650	15.08	115,362
	2/26/2021	(e)	13,745	15.08	207,275
	7/9/2021	(h)	5,945	18.23	108,377
	12/31/2021	(i)	45,896	16.81	771,512
	12/31/2021	(j)	—	16.81	—
	Total		73,236		1,202,526
M. Ryan Gorman	2/26/2021	(d)	5,355	15.08	80,753
	2/26/2021	(e)	10,309	15.08	155,460
	3/1/2021	(f)	2,503	15.15	37,920
	12/31/2021	(i)	32,128	16.81	540,072
	12/31/2021	(j)	—	16.81	—
	Total		50,295		814,205
Marilyn J. Wasser	2/26/2021	(d)	9,944	15.08	149,956
	2/26/2021	(e)	18,900	15.08	285,012
	3/1/2021	(f)	5,422	15.15	82,143
	12/31/2021	(i)	59,665	16.81	1,002,969
	12/31/2021	(j)	—	16.81	—
	Total		93,931		1,520,080
_______________
(a)A portion of the shares that vested were withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers received fewer shares than the amounts set forth in the table.
(b)The amounts reported include dividend equivalents accrued and earned on restricted stock units and performance share units to the extent granted prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019.
(c)Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.
(d)Shares received upon the second annual vesting of the restricted stock unit award granted in February 2019.
(e)Shares received upon the first annual vesting of the restricted stock unit award granted in February 2020.
(f)Shares received upon the third annual vesting of a restricted stock unit award granted in March 2018.
(g)Shares received upon the second annual vesting of restricted stock unit awards granted in March 2019.
(h)Shares received upon the third annual vesting of a restricted stock unit award granted in July 2018.
(i)Shares received upon the 200% payout under the 2019 to 2021 performance stock unit grant that was based upon achievement of a Cumulative Free Cash Flow metric over the three-year period ended December 31, 2021. The number of shares reported for the performance share unit award represents the actual number of shares issued to the participant in February 2022, but the value realized is the closing market price of a share of our common stock on December 31, 2021. The actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.
(j)No payout was earned under the 2019 to 2021 performance stock unit grant that was based upon achievement of a Relative Total Stockholder Return metric over the three-year period ended December 31, 2021.

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Non-Qualified Deferred Compensation at 2021 Fiscal Year End
On December 15, 2017, the Compensation Committee froze participation in the Amended and Restated Realogy Group LLC Executive Deferred Compensation Plan (the "DCP"). As a result of the Compensation Committee's action, only DCP accounts existing on or prior to January 1, 2017 were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Realogy Group on April 9, 2013, amended and restated the Realogy Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009 and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation Committee from time to time. Under the DCP, participants were permitted to defer both cash and equity-based compensation on such terms as our Compensation Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a "rabbi trust" for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to defer to a single lump-sum payment of his or her account or elect payments over time.
Ms. Wasser is the only NEOs who had a DCP account in 2021. Ms. Wasser's account is comprised of deferred stock units related to deferred restricted stock unit and performance stock unit awards as well as deferred cash.
The following table sets forth certain information with respect to Ms. Wasser's DCP account for 2021:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marilyn Wasser(1)	—	—	97,519	—	670,885
_______________
(1)None of the amounts reported in the table were previously reported as compensation in the Summary Compensation Table.
(2)The amount reported reflects gains on cash deferrals and the increase in the value of deferred stock units.
(3)The amount reported is the value of cash deferrals and the market value of deferred stock units in Ms. Wasser's DCP account based upon the closing price of our common stock on December 31, 2021.
Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2021 with each of our other NEOs.
Employment & Severance Arrangements. The terms of the employment agreement between the Company and Mr. Schneider entered into on March 11, 2020 (the "CEO Agreement"), are generally consistent with the executive severance and change in control provisions reflected in Realogy's Executive
Severance Plan and Executive Change in Control Plan (together, the "Severance & CIC Plans").
Each of our other named executive officers were participants in the Severance & CIC Plans as of December 31, 2021 and have a separate letter agreement with the Company concerning material terms of their employment.
We refer to the CEO Agreement and the Severance & CIC Plans collectively in this section as the "NEO Agreements."

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The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.
However, the Company's severance obligations (described below) under the CEO Agreement survive for three years following the execution of the agreement or, if following a change in control of the Company (as defined in such agreement) the second anniversary of the change in control or the original termination date, if later.
The Committee, as Plan Administrator of the Severance & CIC Plans, may terminate, amend or modify such plans at any time, provided that, except as required by law, the plans may not be amended or terminated within six months prior to a change in control (as defined in the Severance & CIC Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan as of December 31, 2021 is set forth in the CD&A and is subject to increase in the Committee's discretion.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation Committee in its sole discretion.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:
▪an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in twenty-four equal monthly installments;
▪the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and
▪outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a "qualifying termination" within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section (Non-Change-in-Control Severance), subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The NEO Agreements also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times base salary and target incentive award) rather than standard severance benefits (i.e., 1.0 base salary and target incentive award).
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata annual incentive award in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such awards are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the executive resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.

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Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback. Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider and two years for each other NEO and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the NEO's duties, (viii) a breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), to the extent such conduct is curable, unless the Company shall have notified the NEO in writing describing such conduct and the NEO has failed to cure such conduct within ten business days after his or her receipt of such written notice.
Good Reason. Good Reason is defined in the CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target annual incentive award opportunity (not including any diminution in base salary permitted under the CEO Agreement); (iv) relocation of his primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if his commute increases as a result of such relocation or (v) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Severance & CIC Plans is substantially similar to that under the CEO Agreement except for the following material differences:
▪clause (i) of the definition of Good Reason under the CEO Agreement regarding Director service is not contained in the definition of Good Reason in the Severance & CIC Plans; and
▪the definition of Good Reason under the Severance & CIC Plans excludes a reduction in an NEO's EIP target as giving rise to a "good reason" termination.
Retirement. Retirement is any separation of service of an executive who is retirement eligible other than a termination for Cause or a termination in connection with a change in control. Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.

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Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason(1)	Performance Share Units(2)(3)	RSUs(3)	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Performance Share Units will vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs (whether or not earned) upon termination date	Immediate vesting of unvested options and options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement	If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period	If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant	If optionee remains employed or provides service to the Company for at least one year following the date of grant, options will continue to vest following retirement in accordance with schedule set forth in the Notice of Grant and optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date
By the Company without Cause or by employee for Good Reason	Performance Share Units will vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs	90 days to exercise options that had vested as of termination; Immediate forfeiture of unvested options
Change in Control with Shares Assumed	Performance Share Units converted at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.	RSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason.	Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control	RSUs will vest in full; holder receives cash value of shares.	Option will vest in full; optionee receives spread value
_______________
(1)     Capitalized terms are defined in the NEO equity award agreements and the Amended & Restated 2018 Long-Term Incentive Plan (or prior plan).
(2)    Rules apply to terminations prior to end of performance period.
(3)    The cash-based Market Share Performance Award follows the same rules as PSUs (except that, for NEOs other than the CEO, only a pro-rated portion of an assumed award would vest upon termination in connection with a Change in Control).

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Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned Agreements with Named Executive Officers and Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs.
The table below sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2021.

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)	Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)

Ryan M. Schneider	Severance Pay	6,000,000	6,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000		—
	Health Care	29,395	29,395	—	—	—
	Equity Vesting/Acceleration	21,544,630	12,430,508	20,811,832	20,811,832	—
	Cash Award Vesting/ Acceleration	3,000,000	937,500	937,500	937,500	—
	Total	30,574,025	19,397,403	22,749,332	21,749,332	—
Charlotte C. Simonelli	Severance Pay	3,600,000	1,800,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	875,000		—
	Health Care	17,905	17,905	—	—	—
	Equity Vesting/Acceleration	4,192,280	1,746,256	4,094,043	4,094,043	—
	Cash Award Vesting/ Acceleration	468,750	468,750	468,750	468,750	—
	Total	8,278,935	4,032,911	5,437,793	4,562,793	—
Katrina Helmkamp	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	875,000		—
	Health Care	20,015	20,015	—	—	—
	Equity Vesting/Acceleration	2,330,422	1,132,389	2,292,767	2,292,767	—
	Cash Award Vesting/ Acceleration	468,750	468,750	468,750	468,750	—
	Total	5,819,187	3,121,154	3,636,517	2,761,517	—
M. Ryan Gorman	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	500,000		—
	Health Care	29,474	29,474	—	—	—
	Equity Vesting/Acceleration	1,975,163	912,884	1,891,298	1,891,298	—
	Cash Award Vesting/ Acceleration	375,000	375,000	375,000	375,000	—
	Total	5,379,637	2,817,358	2,766,298	2,266,298	—
Marilyn J. Wasser	Severance Pay	2,400,000	1,200,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	500,000		—
	Health Care	10,321	10,321	—	—	—
	Equity Vesting/Acceleration	3,187,759	3,783,287	4,438,994	4,438,994	3,783,287
	Cash Award Vesting/ Acceleration	375,000	375,000	375,000	375,000	600,000
	Total	5,973,080	5,368,608	5,313,994	4,813,994	4,383,287

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_______________
(1)Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2021 EIP, to the extent earned. See "—Summary Compensation Table" for amounts earned by the NEOs under the 2021 EIP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2021 EIP arising from a termination of employment as of December 31, 2021. The amounts shown also do not include deferred compensation payable to Ms. Wasser under the Amended and Restated Executive Deferred Compensation Plan.
(2)The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 31, 2021 ($16.81 per share).
(3)PSUs assumed by an acquiror in a change of control transaction are converted into time-vesting restricted stock units. The vesting of options and restricted stock units (including any time-vesting restricted stock units into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for "Good Reason" or his or her employment is terminated for other than "Cause" within 24 months of a change of control.
(4)Ms. Wasser was "retirement eligible" at December 31, 2021 and the amount shown under this column for "Equity Acceleration/Vesting" is the amount she would be entitled to under the "Retirement" column as the retirement eligible provisions of her awards provide greater benefits. See footnote (6) below.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2021 Fiscal Year End" table.
(5)Amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser (as a retirement eligible grantee) is the sum of (1) the amount set forth under the "Retirement" column and (2) the value of the unvested 2021 restricted stock unit award.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2021 Fiscal Year End" table; (2) the value of unvested restricted stock unit awards; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2021 ($16.81) and the option exercise price by the number of stock options subject to accelerated vesting.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs, the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.
(6)For Ms. Wasser (as a retirement eligible grantee): (1) options and restricted stock units will continue to vest provided she has been employed or provided services to the Company for one year following the date of grant and (2) performance stock units will continue to vest provided she has been employed or provided service to the Company for the first year of the three-year performance cycle.
The amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser is the sum of (1) the amount that would be payable under their 2020 and 2021 PSU awards utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2021 Fiscal Year End" table, (2) the value of her unvested 2019 and 2020 restricted stock unit awards (as the one-year service requirement had been satisfied for those grants) and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2021 ($16.81) and the option exercise price by the number of stock options subject to accelerated vesting.

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Pay Ratio
At the direction of the Compensation Committee and in accordance with SEC rules, the Company has calculated:
▪the estimated median of the annual total compensation of all employees, except our CEO (our "non-CEO median employee");
▪the annual total compensation of our CEO; and
▪the estimated ratio of the annual total compensation of our non-CEO median employee to our CEO (the "pay ratio").
In identifying the non-CEO median employee, we considered 9,103 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2020 in the United States and the United Kingdom, other than our CEO. These employees represented over 96% of our total employee base of 9,434 at December 31, 2020. As of December 31, 2021 we had 9,832 employees.
As of December 31, 2021, we had 330 employees in jurisdictions other than the U.S. and the U.K., who in the aggregate represented 3.36% of our total employee base at December 31, 2021 and were excluded from calculating our non-CEO median employee as permitted by SEC rules.
These employees were located as follows as of December 31, 2021:

Country	Employees (#)	Employee Base (%)
Brazil	7	0.07%
Canada	13	0.13%
China	40	0.41%
Hong Kong	29	0.29%
India	95	0.97%
Netherlands	1	0.01%
Singapore	145	1.47%
Total	330	3.36%

The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:
▪salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2020;
▪cash award payments made in 2020, including payments made under our annual cash incentive plan and other cash-based incentive and commission plans;
▪the grant date fair value of equity awards; and
▪Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds to U.S. dollars using the conversion rate of 1.35772, as in effect as of the last day of 2020.
The employee identified through this process also serves as our non-CEO median employee for the year ended December 31, 2021. We believe that the 2020 non-CEO median employee remains representative of our median employee as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $71,694 in fiscal year 2021. This amount includes a base salary of $68,214, cash incentive payments of $1,025, and $2,455 in Company contributions to the Company's 401(k) plan. The non-CEO median employee did not participate in the Company's regular annual cash incentive plan, did not receive any other cash bonus or equity award in fiscal year 2021 and did not participate in the Realogy Pension Plan or Realogy Executive Deferred Compensation Plan.
Mr. Schneider's total compensation for fiscal year 2021 was $12,619,247 as set forth in the Summary Compensation Table.
Based on these amounts, the estimated pay ratio of Mr. Schneider's annual total compensation to that of our non-CEO median employee for fiscal year 2021 is 1:176.

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PROPOSAL 2: ADVISORY VOTE ON REALOGY HOLDINGS EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs in 2021 described in the Compensation Discussion and Analysis and other compensation disclosure regarding NEO compensation, which we refer to as a "Say-on-Pay Vote."
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Realizable Compensation Tracks Performance. Our rigorous performance-based program is designed so that CEO and other NEO realizable target direct compensation follows the same trajectory as our business performance, including in 2021:
▪Realized value was 139% of target for the 2019-2021 performance share unit awards.
•No payouts for awards tied to Relative Total Stockholder Return
•Maximum achievement for awards tied to Cumulative Free Cash Flow
▪Payouts at maximum under the 2021 annual Executive Incentive Plan, reflecting our outstanding Operating EBITDA achievement in 2021, driven by a 29% increase in combined homesale transaction volume compared with 2020 — which was itself a strong homesale transaction volume year — as well as our continued execution of short- and long-term strategic initiatives and continued strong demand in the housing market.
Responsive to Investor Feedback. Our Chairman of the Board and Chair of the Compensation Committee has reached out to our top stockholders every year since 2018 — including in 2021. Our 2021 executive compensation program incorporates investor feedback received during this outreach.
Program Highlights. Highlights of our 2021 executive compensation program include the following:
▪61% of our CEO's target direct compensation opportunity is linked to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and his contribution to our strategic initiatives - with a significant portion of the target direct compensation opportunity for our other executives tied to the same metrics
▪At least 50% of target long-term incentive compensation is granted in the form of performance share units that require achievement of robust Company goals over a three-year period.
Compensation Strategy. As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
▪support a high-performance environment by linking compensation with performance;
▪attract, motivate and retain key executives who are crucial to our long-term success;
▪reinforce ethical behavior and practices and discourage excessive risk-taking; and
▪align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Strong Commitment to Best Compensation Practices. The Compensation Committee has established many "best practices" in the Company's executive compensation programs, as described elsewhere in this proxy statement.
We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2021 compensation of our NEOs.

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Recommendation for Approval
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2022.
PwC served as our independent registered public accounting firm for 2021 for both Realogy Holdings and Realogy Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2022, the Audit Committee took into account multiple factors, including:
▪Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.
▪Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.
▪Demonstrated Objectivity. The Audit Committee considered the independence, objectivity, and professional skepticism demonstrated by PwC, including the quality and candor of PwC's communications with the Audit Committee and management.
▪Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business in particular and generally as compared to other firms.
▪Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result in the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.
The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process. The Audit Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.

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As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection process for each new lead engagement partner, which was last done in 2020 and was effective for PwC's audit of the Company's consolidated financial statements for fiscal year 2021.
The Audit Committee's selection process includes a review of candidate qualifications, candidate interviews and discussions with management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2022.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2022 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2021 and 2020. The aggregate fees billed for professional services by PwC in 2021 and 2020 were as follows:

	2021	2020
Audit Fees(1)	$5,431,250	$5,235,000
Audit-Related Fees(2)	—	1,055,000
Tax Fees(3)	280,000	5,000
Other(4)	4,365	5,000
Total	$5,715,615	$6,300,000
_______________
(1)    Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.
(2)    For 2020, represents fees for services related to carve-out audits performed in connection with the formerly planned divestiture of our relocation services operations.
(3)     Represents fees related to tax compliance services and, for 2021, research and development tax credit consulting.
(4)    Software license fee.

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Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Realogy Group, whose members and purpose are identical to those of the Audit Committee of Realogy Holdings) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2021 and 2020 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2021 or 2020 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a "financial reporting oversight role" as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.

Audit Committee Report
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Realogy. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Realogy, the audits of Realogy's consolidated financial statements and internal controls over financial reporting, and the performance of Realogy's internal audit function.
The Audit Committee is comprised of five Directors, each of whom meets the independence standards of the NYSE and the SEC. Four members of the Audit Committee have been designated by the Board as "audit committee financial experts" and one of these four, Michael J. Williams, has extensive industry-related experience. The fifth member, Enrique Silva, has extensive executive leadership experience in franchise operations.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available on the Governance page of our website at www.realogy.com.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Realogy's independent registered public accounting firm and approves in advance all services to be performed by Realogy's independent registered public accounting firm in accordance with SEC rules.
As part of its engagement of Realogy's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, the

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appropriateness of fees, and auditor independence. The Audit Committee, with the assistance of Realogy management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Realogy are compatible with PricewaterhouseCoopers LLP maintaining its independence.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Realogy's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Realogy's internal control over financial reporting. PricewaterhouseCoopers LLP, Realogy's independent registered public accounting firm, is responsible for performing an independent audit of Realogy's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Realogy's internal control over financial reporting. The Audit Committee has reviewed and discussed Realogy's 2021 Annual Report on Form 10-K, including the audited consolidated financial statements of Realogy for the year ended December 31, 2021, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2021, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:
▪approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;
▪reviewed and discussed with management and PricewaterhouseCoopers LLP Realogy's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;
▪reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Realogy's disclosure controls and procedures and internal controls over financial reporting;
▪reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;
▪reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Realogy's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Realogy's internal controls over financial reporting;
▪considered and discussed with management, the Head of Internal Audit and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;
▪in coordination with the full Board and its applicable committees, provided oversight on capital allocation and liquidity matters;
▪received reports on the Company's information security environment from the Company's Chief Information Security Officer, including with respect to data privacy and information technology initiatives as well as the internal and external cyber threat environment;
▪regularly discussed with management and the Head of Internal Audit the Company’s risk assessment and risk management policies and practices;

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▪reviewed the integrated risk assessment performed by the internal audit, enterprise risk management, and ethics & compliance teams;
▪approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;
▪conferred regularly with the General Counsel on legal matters;
▪continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;
▪in coordination with the full Board and its applicable committees, reviewed the Company's finance team talent;
▪promoted a culture of high respect for the Company's audit and finance functions; and
▪met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the Head of Internal Audit and PricewaterhouseCoopers LLP.
Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Realogy's Annual Report on Form 10-K for the year ended December 31, 2021.
AUDIT COMMITTEE
V. Ann Hailey (Chair)
Enrique Silva
Sherry M. Smith
Felicia Williams
Michael J. Williams

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Proxy Access Nominations for 2023 Annual Meeting
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2023 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 18, 2022, but not before October 19, 2022, which is not less than 120 days nor more than 150 days prior to March 18, 2023, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2022 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable provisions of our Bylaws.
Our Bylaws have been filed as an exhibit to our Annual Report on Form 10-K filed on February 26, 2019. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2023 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2023 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 18, 2022.
Other Stockholder Proposals and Director Nominations to be Brought Before the 2023 Annual Meeting
Our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 4, 2023 and not later than February 3, 2023.
However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after May 4, 2023, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2023 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2023 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.
In addition to satisfying the foregoing advance notice and informational requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act (which will be in effect for next year’s annual meeting), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than March 6, 2023.

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Stockholder Recommendations for Potential Director Candidates
Our Nominating and Corporate Governance Committee will also consider written stockholder recommendations for potential candidates to the Board sent to the Committee c/o the Corporate Secretary. See "Proposal 1: Election of Directors—
Process for Nominating Directors" for additional information on the submission of candidate recommendations to the Nominating and Corporate Governance Committee. In order to submit a nomination or a recommendation, a stockholder must comply with provisions of applicable law and our Bylaws.
FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March 18, 2022, we will begin mailing to our stockholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Our proxy materials are also available on the Investors section of our website at www.realogy.com.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 4, 2022 at 9:00 a.m., Eastern Daylight Time, in a virtual-only format.
Any stockholder as of the record date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RLGY2022
We encourage you to access the Annual Meeting online prior to its start time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/RLGY2022, which we call the Annual Meeting Website, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.
If you wish to submit a question during the Annual Meeting, you may do so from the Annual Meeting Website by entering your question at the applicable place and clicking “submit.” We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.
You also may vote online and examine our stockholder list during the Annual Meeting by following the instructions provided on the Annual Meeting Website.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page to the Annual Meeting Website.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
▪the election of eleven Directors for a one-year term;
▪the advisory approval of our executive compensation program;
▪the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2022; and
▪to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

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We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.
How does the Board recommend that I vote?
The Board recommends the following votes:
▪FOR the election of each of the Director nominees;
▪FOR the advisory vote to approve our executive compensation program; and
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2022.
How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:
▪by telephone by calling the toll-free number 800-690-6903 (have your Notice or proxy card in hand when you call);
▪by Internet before the Annual Meeting at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
▪by mail if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
▪by Internet during the Annual Meeting (please see above under "How do I attend the Annual Meeting?").
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered by Internet during the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Tuesday, May 3, 2022.
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote by Internet during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/RLGY2022. Have your Notice, proxy card or voting instruction form available when you access the Annual Meeting Website.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 9, 2022 (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 118,118,160 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors. (A plurality voting

81

standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see "Proposal 1: Election of Directors—Stockholder Voting for Election of Directors" on page 28.
Advisory Vote on Executive Compensation (Proposal 2): As this agenda item is a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Ratification of Independent Auditor (Proposal 3): This proposal requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval. Abstentions will have the effect of a vote against Proposal 3. Broker non-votes will have no effect on the outcome of this proposal.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote before the Annual Meeting via the Internet, by telephone, or by returning your proxy or via the Internet during the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of The New York Stock Exchange, or the NYSE, your record holder has discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending and voting by Internet during the Annual Meeting.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $8,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is "householding"?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact our transfer agent, Computershare in writing 462 S. 4th Street, Suite 1600, Louisville, KY, 40202 or via their toll free number (800) 962-4284.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

82

ANNEX A
NON-GAAP DEFINITIONS & RECONCILIATIONS
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Adjusted Net Income (Loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives and (f) the tax effect of the foregoing adjustments. We present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provide greater transparency into our operating results.

A-1

Free Cash Flow is defined by us as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
Net Debt Leverage Ratio is defined as net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as defined in our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement").
Market Share is measured in a comparison to the transaction volume of all existing homesale transactions in the U.S. as reported by the National Association of Realtors (NAR), regardless of whether an agent or broker was involved in the transaction. We measure our market share transaction volume by the ratio of (a) homesale transaction volume (sides times average price) in which we and our franchisees participate to (b) NAR's existing homesale transaction volume (regardless of whether an agent or broker was involved in the transaction)—calculated by doubling the number of existing homesale transactions reported by NAR to account for both the buy and sell sides of a transaction multiplied by NAR's average sales price.
Reconciliation of Net income (loss) to (i) Operating EBITDA for the years ended December 31, 2021, 2020 and 2019 and (ii) EBITDA calculated on a Pro Forma Basis (as defined in the Senior Secured Credit Agreement) for the four-quarter period ended December 31, 2021, 2020 and 2019 (in each case, in millions):

	Year Ended December 31,
	2021	2020	2019
Net income (loss) attributable to Realogy Holdings	$343	$(360)	$(188)
Add: Income tax expense (benefit)	133	(104)	14
Income (loss) before income taxes	476	(464)	(174)
Add: Depreciation and amortization	204	186	195
Interest expense, net	190	246	250
Restructuring costs, net (a)	17	67	52
Impairments (b)	4	682	271
Former parent legacy cost, net (c)	1	1	1
Loss (gain) on the early extinguishment of debt (c)	21	8	(5)
Gain on the sale of business, net	(11)	—	—
Operating EBITDA	902	726	590
Bank covenant adjustments:
Operating EBITDA for discontinued operations	—	—	(28)
Pro forma effect of business optimization initiatives (d)	41	50	31
Non-cash charges (e)	19	35	30
Pro forma effect of acquisitions and new franchisees (f)	8	5	3
Incremental securitization interest costs (g)	3	3	—
EBITDA as defined by the Senior Secured Credit Agreement	$973	$819	$626

A-2

_______________
(a)Restructuring charges incurred for the year ended December 31, 2021 include $5 million at Realogy Franchise Group, $7 million at Realogy Brokerage Group and $5 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2020 include $15 million at Realogy Franchise Group, $37 million at Realogy Brokerage Group, $4 million at Realogy Title Group and $11 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2019 include $14 million at Realogy Franchise Group, $25 million at Realogy Brokerage Group, $3 million at Realogy Title Group and $10 million at Corporate and Other.
(b)Non-cash impairments for the year ended December 31, 2021 primarily relate to software and lease asset impairments.
Non-cash impairments for the year ended December 31, 2020 include a goodwill impairment charge of $413 million related to Realogy Brokerage Group; an impairment charge of $30 million related to Realogy Franchise Group's trademarks; $133 million of reserves recorded during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds; a goodwill impairment charge of $22 million related to Cartus Relocation Services; an impairment charge of $34 million related to Cartus Relocation Services' trademarks; and other asset impairments of $50 million primarily related to lease asset impairments.
Non-cash impairments for the year ended December 31, 2019 include a goodwill impairment charge of $237 million related to Realogy Brokerage Group, a $22 million reduction to record net assets held for sale at the lower of carrying value or fair value, less costs to sell, for Cartus Relocation Services which was presented as held for sale at December 31, 2019 and $12 million of other impairment charges primarily related to lease asset impairments.
(c)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other. During the year ended December 31, 2019, the Company recorded a net gain on the early extinguishment of debt of $5 million which consisted of a $10 million gain as a result of the repurchase of Senior Notes completed in the third quarter of 2019, partially offset by a $5 million loss as a result of the refinancing transactions in the first quarter of 2019.
(d)Represents the twelve-month pro forma effect of business optimization initiatives.
(e)Represents the elimination of non-cash expenses including $29 million of stock-based compensation expense less $5 million of other items, $3 million for the change in the allowance for doubtful accounts and notes reserves and $2 million of foreign exchange benefits for the twelve months ended December 31, 2021. Represents the elimination of non-cash expenses including $39 million of stock-based compensation expense and $3 million for the change in the allowance for doubtful accounts and notes reserves less $5 million of other items and $2 million of foreign exchange benefits for the twelve months ended December 31, 2020. Represents the elimination of non-cash expenses including $28 million of stock-based compensation expense and $2 million for the change in the allowance for doubtful accounts for the twelve months ended December 31, 2019.
(f)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2021, January 1, 2020 and January 1, 2019, respectively. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2021, January 1, 2020 and January 1, 2019, respectively.
(g)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2021, December 31, 2020 and December 31, 2019, respectively.

A-3

Net Debt Leverage Ratio (in millions):

	As of December 31,
	2021		2020		2019
Revolving Credit Facility	—		—		190
Term Loan A Facility	232		684		717
Term Loan B Facility	—		1,048		1,058
7.625% Senior Secured Second Lien Notes	550		550		—
4.875% Senior Notes	407		407		407
9.375% Senior Notes	550		550		550
5.75% Senior Notes	900		—		—
5.25% Senior Notes	—		—		550
0.25% Exchangeable Senior Notes	403		—		—
Finance lease obligations	24		32		35
Corporate Debt (excluding securitizations)	3,066		3,271		3,507
Less: Cash and cash equivalents	735		520		263
Net Corporate Debt (excluding securitizations)	$2,331		$2,751		$3,244

EBITDA as defined by the Senior Secured Credit Agreement	$973		$819		$626

Net Debt Leverage Ratio	2.4	x	3.4	x	5.2	x

Reconciliation of Net income (loss) to Adjusted Net Income (Loss) (in millions):

	Year Ended December 31,
	2021	2020	2019
Net income (loss) attributable to Realogy Holdings	$343	$(360)	$(188)
Addback:
Mark-to-market interest rate swap (gains) losses	(14)	51	39
Former parent legacy cost, net	1	1	1
Restructuring costs, net	17	67	52
Impairments (a)	4	682	271
Loss on the early extinguishment of debt	21	8	(5)
Adjustments for tax effect (b)	(8)	(218)	(97)
Adjusted net income attributable to Realogy Holdings	$364	$231	$73
_______________
(a)Reflects non-cash impairment charges related to goodwill and other assets.
Non-cash impairments for the year ended December 31, 2020 primarily include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•$133 million of impairment charges during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds;
•an impairment charge of $34 million related to Cartus Relocation Services' trademarks;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks; and
•a goodwill impairment charge of $22 million related to Cartus Relocation Services.
Non-cash impairments for the year ended December 31, 2019 primarily include:
•a goodwill impairment charge of $237 million related to Realogy Brokerage Group; and
•a $22 million reduction to record net assets held for sale at the lower of carrying value or fair value, less costs to sell, for Cartus Relocations Services which was presented as held for sale at December 31, 2019.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

A-4

Reconciliation of Net income (loss) to Free Cash Flow for the years ended December 31, 2021, 2020 and 2019 (in millions):

	Year Ended December 31,
	2021	2020	2019
Net income (loss) attributable to Realogy Holdings	$343	$(360)	$(188)
Income tax expense (benefit), net of payments	69	(104)	17
Interest expense, net	190	246	250
Cash interest payments	(188)	(209)	(210)
Depreciation and amortization	204	186	195
Capital expenditures	(101)	(95)	(119)
Restructuring costs and former parent legacy items, net of payments	(9)	26	5
Impairments	4	682	271
Loss (gain) on the early extinguishment of debt	21	8	(5)
Gain on the sale of business, net	(11)	—	—
Working capital adjustments	19	210	7
Relocation receivables (assets), net of securitization obligations	12	(35)	3
Free Cash Flow	$553	$555	$226

Reconciliation of net cash provided by operating activities to Free Cash Flow for the years ended December 31, 2021, 2020 and 2019 (in millions):

	Year Ended December 31,
	2021	2020	2019
Net cash provided by operating activities	$643	$748	$371
Property and equipment additions	(101)	(95)	(119)
Net change in securitization	12	(99)	(26)
Effect of exchange rates on cash and cash equivalents	(1)	1	—
Free Cash Flow	$553	$555	$226

Net cash used in investing activities	$(147)	$(90)	$(128)
Net cash used in financing activities	$(275)	$(402)	$(215)

A-5

ANNEX B
CALCULATIONS OF CERTAIN COMPENSATION MEASURES
Plan Operating EBITDA Definition and Calculation under the 2021 Executive Incentive Plan
Plan Operating EBITDA for fiscal year 2021 is defined by us as Operating EBITDA adjusted for the impact of foreign exchange movements, pension expense that differs from the 2021 Budget, the impact of natural disasters (net of insurance reimbursements), the impact of certain legal and regulatory matters that differs from the 2021 Budget, and other items determined in the discretion of the Compensation Committee, including, but not limited to, unusual, non-recurring or extraordinary corporate transactions (including, but not limited to divestitures), unanticipated legal or regulatory developments, or changes in accounting principles provided that any adjustment due to changes in accounting principles would be made to both the Plan Operating EBITDA target goal and the calculation of Plan Operating EBITDA.
Set forth in the table below is the calculation of Plan Operating EBITDA under the 2021 EIP:

Year Ended December 31, 2021
Operating EBITDA	$902
Adjustment for impact of foreign exchange movements	—
Adjustment for pension expense that differs from 2021 Budget	(1.5)
Adjustment for impact of natural disasters (net of insurance reimbursements)	—
Adjustment for unusual, non-recurring or extraordinary corporate transactions	(1.5)
Plan Operating EBITDA	$899
Cumulative Free Cash Flow under the 2019 to 2021 Performance Share Units
Neither the Cumulative Free Cash Flow target goal or actual achievement against the target goal take into account capital expenditures during the performance period. See page A-5 - "Reconciliation of Net income (loss) to Free Cash Flow for the years ended December 31, 2021, 2020 and 2019 (in millions)." Cumulative Free Cash Flow achievement for the 2019 to 2021 Performance Share Units was calculated by increasing the Free Cash Flow total for each year by the amount shown on the capital expenditures line.

B-1

SCAN TO
VIEW MATERIALS & VOTE

REALOGY HOLDINGS CORP.
ATTN: ALICIA SWIFT
175 PARK AVENUE
MADISON, NJ 07940

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RLGY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74115-P68314

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REALOGY HOLDINGS CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a one-year term expiring in 2023 and until their successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. Fiona P. Dias	☐	☐	☐
1b. Matthew J. Espe	☐	☐	☐
1c. V. Ann Hailey	☐	☐	☐
1d. Bryson R. Koehler	☐	☐	☐
1e. Duncan L. Niederauer	☐	☐	☐
1f. Ryan M. Schneider	☐	☐	☐
1g. Enrique Silva	☐	☐	☐
1h. Sherry M. Smith	☐	☐	☐
1i. Christopher S. Terrill	☐	☐	☐
1j. Felicia Williams	☐	☐	☐
1k. Michael J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory Approval of the Compensation of Our Named Executive Officers.	☐	☐	☐
3. Ratification of the Appointment of PricewaterhouseCoopers LLP to serve as our Independent Registered Public Accounting Firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D74116-P68314

REALOGY HOLDINGS CORP.
2022 Annual Meeting of Stockholders
May 4, 2022 9:00 AM
This proxy is solicited on behalf of the Board of Directors of Realogy Holdings Corp. for the Annual Meeting of Stockholders to be held May 4, 2022

The undersigned hereby appoint(s) Ryan M. Schneider, Charlotte C. Simonelli and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the 2022 Annual Meeting of Stockholders of Realogy Holdings Corp., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Realogy Holdings Corp. that the undersigned is/are entitled to vote at such meeting to be held at 9:00 AM, EDT on May 4, 2022, virtually at www.virtualshareholdermeeting.com/RLGY2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side